Exhibit 4.3

Mondelez Canada Inc.

Mondelez Canada Inc. Retirement Plan for Canadian

Salaried Employees

Effective September 29, 2012

Canada Revenue Agency and

Financial Services Commission of Ontario

Registration No.

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Table of Contents

(Continued)

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Table of Contents

(Continued)

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Part 1 – General Provisions

Article 1 – Introduction

1.01	This document constitutes the Mondelez Canada Inc. Retirement Plan for Canadian Salaried Employees (the “Plan”) effective as of September 29, 2012.

The primary purpose of the Plan is to provide retirement income and related benefits for eligible Employees of the Company who are employed on and after the Effective Date.

1.02	Effective September 29, 2012, the Company purchased the snack business from Kraft Canada Inc. and the active employees of Kraft Canada Inc. engaged in the snack business transferred to employment with the Company. As a result of the transfer of employment to the Company and as part of the asset purchase agreement, such employees ceased participation in the Kraft Canada Inc. Retirement Plan for Canadian Salaried Employees, registration number 0214668, effective September 28, 2012 and commenced participation in the Plan for service on and after September 29, 2012.

1.03	The Plan shall assume the obligation to provide the benefits accrued under the Kraft Canada Inc. Retirement Plan for Canadian Salaried Employees, registration number 0214668, up to September 29, 2012 upon the receipt of pension assets from the Kraft Canada Inc. Retirement Plan for Canadian Salaried Employees, registration number 0214668.

1.04	The Plan incorporates and preserves the entitlements and benefits accrued prior to the Effective Date under the Prior Plan to the extent permitted by the Revenue Rules. All assets accumulated and liabilities established under the Prior Plan are therefore assumed by the Plan.

1.05	The Plan as contained herein shall be applicable to Members who are in the employment of the Company on or after September 29, 2012.

1.06	The Plan is intended to be a pension plan accepted for registration under Applicable Pension Laws and Revenue Rules. The Plan shall be designed, written and administered to comply with the requirements of Applicable Pension Laws and Revenue Rules. If the Plan fails to comply with such requirements, the Company may in its absolute discretion amend the Plan to comply with such requirements or terminate the Plan.

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Any amendment to the Plan is conditional upon acceptance for registration under both Applicable Pension Laws and Revenue Rules, and may be modified or withdrawn by the Company, in its sole and absolute discretion, if the amendment is not accepted for registration under either Applicable Pension Laws or Revenue Rules.

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Article 2 – Construction, Interpretation and Definitions

2.01	This document, as it may be amended from time to time, constitutes the Plan. No statement in any other document or communication, whether or not such document or communication is required by Applicable Pension Laws or Revenue Rules, shall create or confer any right or obligation other than as set out in this document or otherwise as required by Applicable Pension Laws or Revenue Rules, nor may any such document or communication be used or relied upon to interpret or vary any terms or provisions of the Plan.

2.02	In the Plan, references to the masculine include the feminine and vice versa, references to the singular shall include the plural and vice versa, as the context shall require, and references to a subparagraph, paragraph, Section, Article or Appendix mean a subparagraph, paragraph, Section, Article or Appendix of the Plan.

2.03	The Plan shall be construed in accordance with the laws of the Province of Ontario.

2.04	All amounts payable under the Plan are stated and shall be paid in the lawful currency of Canada. If an amount of benefit or earnings entering into the computation of any benefit or contribution hereunder is expressed in a currency other than that of Canada, such amount shall be converted to Canadian currency prior to such computation, based upon exchange rates established by the Company.

2.05	Each provision of the Plan is distinct and severable, and if any provision of the Plan or part thereof is determined to be void or unenforceable in whole or in part, such determination shall not affect the validity or enforcement of any other provision or part thereof.

2.06	Headings wherever used herein are for reference purposes only, and do not limit or extend the meaning of any of the Plan’s provisions.

2.07	Sections in the Plan text containing footnotes are not applicable, or are applicable only as modified in the Appendices for Members who are employed outside of Ontario.

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Definitions

In the Plan, the following terms shall, unless the context clearly indicates otherwise, have the following meanings:

2.08	“Actuarial(ly) Equivalent” means a benefit of equivalent value, but of different form of payment to a specified benefit, as determined on a basis of calculation adopted by the Company on the advice of the Actuary and in effect on the date such determination is being made. Notwithstanding the foregoing, the Company may adopt a basis that eases the administration of the Plan, including the use of unisex factors, provided that such basis is not precluded by Applicable Pension Laws or Revenue Rules.

2.09	“Actuary” means an individual from time to time appointed by the Company to carry out actuarial valuations and provide such actuarial advice and services as may be required from time to time for the purposes of the Plan. The Actuary shall at all times be a person who is a Fellow of the Canadian Institute of Actuaries.

2.10	“Applicable Pension Laws” means the Pension Benefits Act (Ontario) and any regulation pursuant thereto and any amendments or substitutes therefor as well as any similar statute applicable to the Plan or an Employee or Member of the Plan and any regulation pursuant thereto adopted by the federal or any provincial government.

2.11	“Beneficiary” means the person last designated by the Member, pursuant to Section 10.01, to receive any benefit payable to a Beneficiary under the Plan in the event of the death of the Member, according to the provisions of Article 6 of Part 2 or Article 6 of Part 3 or, in the absence of an effective designation of a Beneficiary, the estate of the Member.

2.12	“Board” means the board of directors of the Company.

2.13	“Canada/Quebec Pension Plan Benefit” means the annual amount, as determined by the Company, which reflects the retirement income that would be payable to a DB Member under the terms of the Canada Pension Plan or the Quebec Pension Plan, whichever is applicable, calculated as if the Member had attained age sixty-five (65) on his Date of Determination and had spent his entire working lifetime with the Company. For purposes of this calculation, it is assumed that the Canada/Quebec Pension Plan Benefit is based on the Member’s Earnings in the 3-year period preceding his Date of Determination.

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2.14	“Cangro Agreement” shall mean the asset purchase agreement between Kraft Canada Inc. and 152999 Canada Inc. and 6494536 Canada Inc., dated as of December 31, 2005, in which 6494536 Canada Inc. agreed to purchase the grocery business of Kraft Canada Inc. and 152999 Canada Inc., excluding the beverage division.

2.15	“Cangro Member” shall mean a Member who was accruing benefits under the Kraft Plan and who became employed by 6494536 Canada Inc. pursuant to the Cangro Agreement.

2.16	“Company” means Mondelēz Canada Inc. and any successor corporation, whether by amalgamation, merger or otherwise.

2.17	“Company Basic Contributions” means the contributions made by the Company in respect of a DC Member pursuant to Section 2.01 of Part 2.

2.18	“Company Matching Contributions” means the contributions made by the Company in respect of a DC Member pursuant to Section 2.02 of Part 2.

2.19	“Continuous Service” means:

(a)	the period of uninterrupted, regular, full-time or part-time employment of a Member with the Company, beginning with the date on which he was last employed by the Company, or any predecessor corporation or division acquired by the Company or any other corporation associated with the Company, and ending on the earliest of:

(i)	his ceasing to be employed by the Company or any other corporation associated with the Company;

(ii)	his death;

(iii)	his Retirement Date;

(iv)	the discontinuance of the Plan without immediate substitution of a successor registered pension plan.

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(b)	The following periods shall be included in the computation of a Member’s Continuous Service and shall not constitute an interruption of employment:

(i)	lay-off provided that the Member does not elect to receive benefits in accordance with Article 5 or 7 or Part 2 or Articles 4 or 10 of Part 3 and the period of lay-off does not exceed one year, or such longer period as required under Applicable Pension Laws;

(ii)	leave of absence for such period as may be duly authorized by the Company, including leave on account of sickness, accident, emergency, maternity or parenting, provided that such leave does not exceed a period of twenty-four (24) months;

(iii)	Total Disability;

(iv)	a period of disability in respect of which the Member qualified for benefits under the applicable provincial workers’ compensation program, but does not qualify for benefits under the Company’s long-term disability income plan;

(v)	in the event of a national emergency, the Member’s joining the Canadian Armed Forces or engaging full-time in national service work for Canada;

(vi)	uninterrupted employment as a full-time or part-time employee of a foreign or non-participating subsidiary or affiliate of the Company; and

(vii)	for Cangro Members, periods of unbroken service with 6494536 Canada Inc. and its successors unless such Member has received benefits as permitted under Applicable Pension Laws.

To the extent that periods are included in Credited Service by virtue of paragraph 1.02(c) of Part 3, then such periods shall be included in Continuous Service.

Continuous Service shall recognize periods of continuous service as determined under the Kraft Plan for Kraft Transferred Members prior to September 29, 2012.

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2.20	“Contributory Member” means a Kraft Transferred Member who was a DB Member under the Kraft Plan who elected to make Required Contributions prior to January 1, 1987 under the DB Provisions of the Kraft Plan.

2.21	“Contributory Service” means the service of a Contributory Member used to determine the amount of benefits for which a Contributory Member is eligible under the DB Provisions of the Kraft Plan. Contributory Service means the years and fractions thereof of Credited Past Service during which the Member made Required Contributions. For a Member who has elected to become a Contributory Member, such period shall include the twelve (12) month period prior to his becoming a Member and any other period classified as Contributory Service under the Prior Plan. Contributory Service shall also include any period prior to January 1, 1987 for which the Member had elected to make up Required Contributions. With respect to a Melrose/Dickson Member, Contributory Service shall include service credited under the Melrose/Dickson Prior Plan.

2.22	“Credited Service” means

the service of a Member, as defined in Article 1 of Part 3, used to determine the amount of benefits for which a Member is eligible, and equals the sum of the Member’s Credited Past Service, Credited Plan A Service, Credited Plan B Service, Credited Plan C Service, Credited Plan D Service and Credited Plan E Service where:

(a)	“Credited Past Service” means, with respect to a Kraft Transferred Member, the portion of the Member’s credited service prior to January 1, 1987 under the Kraft Plan. With respect to a Melrose/Dickson Member, such service shall include service credited under the Melrose/Dickson Prior Plan.

(b)	“Credited Plan A Service” means the portion of a Member’s credited service on and after January 1, 1987 and prior to September 29, 2012 under the Kraft Plan and the Credited Service on and after September 29, 2012 under the Plan during which he was a Plan A Member.

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(c)	“Credited Plan B Service” means the portion of a Member’s credited service on and after January 1, 1987 and prior to September 29, 2012 under the Kraft plan and Credited Service on and after September 29, 2012 under the Plan during which he was a Plan B Member. With respect to a Melrose/Dickson Member, such service shall include service credited between January 1, 1987 and September 4, 1987 under the Melrose/Dickson Prior Plan.

(d)	“Credited Plan C Service” means the portion of a Member’s credited service on and after January 1, 1991 and prior to September 29, 2012 under the Kraft Plan and the Credited Service on and after September 29, 2012 under the Plan during which he was a Plan C Member.

(e)	“Credited Plan D Service” means the portion of a Member’s credited service on and after January 1, 1991 and prior to September 29, 2012 under the Kraft Plan and the Credited Service on and after September 29, 2012 under the Plan during which he was a Plan D Member.

(f)	“Credited Plan E Service” means the portion of a Member’s credited service on and after January 1, 1991 and prior to September 29, 2012 under the Kraft Plan and the Credited Service on and after September 29, 2012 under the Plan during which he was a Plan E Member.

2.23	“Date of Determination” means the date as of which a benefit is to be calculated under the Plan, as specified in each relevant Section, and being one of the following:

(a)	a Member’s Retirement Date,

(b)	a Member’s date of termination of employment;

(c)	a Member’s date of death; and

(d)	the date of amendment or discontinuance of the Plan or the date of consolidation or merger of the Plan with another registered pension plan.

2.24	“DB Account” means the account established in accordance with paragraph 5.04(b) of Part 1.

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2.25	“DB Member” means a Member who is accruing Credited Service under the DB Provisions.

2.26	“DB Provisions” means the defined benefit provisions of the Plan, as described under Part 3 of the Plan.

2.27	“DC Account” means the account established pursuant to Section 4.01 of Part 2.

2.28	“DC Member” means a Member who is not a DB Member and who joins the Plan in accordance with Section 3.03.

2.29	“DC Provisions” means the defined contribution provisions of the Plan, as described under Part 2 of the Plan.

2.30	“Early Retirement Date” means the date of a Member’s actual retirement determined in accordance with Section 4.02.

2.31	“Early Retirement Eligible Member” means either a Member who became a member of the Kraft Plan prior to 1991 or a Member who became a member of the Kraft Plan after 1990 and was last hired by Kraft Canada Inc. prior to January 1, 2007 and who, at the Date of Determination, has completed at least fifteen (15) years of Continuous Service and whose age plus Continuous Service equals at least sixty (60) years.

2.32

(a)       “Earnings” means, for the purposes of a DB Member, the amount of regular remuneration, including base salary and one-half (1/2) of an Annual Performance Award, received from and determined by the Company. Notwithstanding the above, Earnings shall include overtime pay, bonuses and premium pay, but shall exclude prizes or awards in cash or otherwise. For Kraft Transferred Members, Earnings shall include earnings as that term is defined under the Kraft Plan immediately prior to the Effective Date. For the purposes of a DC Member, Earnings shall mean the annual base salary, including regular incentive payments, overtime and premium pay and excluding long-term incentive awards, prizes or additional awards in cash or otherwise.

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(b)	“Average Earnings-5” means the annual average of a DB Member’s Earnings during the sixty (60) consecutive months out of the last ten (10) years of employment, during which such Earnings were highest or, where the Member’s Continuous Service is less than five (5) years, the annual average of the Member’s Earnings during the Member’s Continuous Service. For a part-time Employee, the average is computed using the equivalent full-time service performed during the averaging period.

(c)	“Average Earnings-3” means the annual average of the DB Member’s Earnings in the thirty-six (36) consecutive calendar months of employment immediate preceding such date or, if higher, in the three (3) calendar years of employment prior to the Date of Determination which produce the highest average.

Where the Member’s Continuous Service is less than thirty-six (36) consecutive months, “Average Earnings-3” means the annual average of the DB Member’s Earnings during the Member’s Continuous Service. For a part-time Employee, the average is computed using the equivalent full-time service performed during the average period.

Notwithstanding the above, in the case of a Cangro Member, Average Earnings-3 and Average Earnings-5 shall be determined as of January 13, 2006 or such later dates as provided for in the Cangro Agreement.

2.33	“Effective Date” means September 29, 2012.

2.34	“Employee” means a person who is employed on a full-time or part-time basis in a salaried position by the Company, but shall not, unless Applicable Pension Laws require otherwise, include any person employed on a temporary or casual basis, regardless of the duration of his employment, nor shall it include any person who is specifically eligible to participate in any other registered pension plan of the Company, whether or not he has actually joined such plan, and it shall not include a person who is represented by a union with which the Company has a collective bargaining agreement unless he is specifically included as an Employee under the Plan as a term of such collective bargaining agreement. Notwithstanding the foregoing, Employee shall also mean a person who transfers to a non-unionized hourly paid position with the Company, if such person was a Plan A Member, a Plan B Member, a Plan C Member or a Plan D Member immediately prior to such transfer. An Employee shall include a Kraft Transferred Member.

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2.35	“Fund” means the fund established for the purposes of the Plan, as set forth herein and established in accordance with the terms and provisions of the Funding Agreement(s), to which all contributions to the Plan shall be made and from which all benefits under the Plan shall be payable.

2.36	“Funding Agent(s)” means the trust and/or insurance company and/or any group of individual trustees designated by the Company and holding the whole or a portion of the assets of the Fund at any time, pursuant to the terms of a Funding Agreement(s).

2.37	“Funding Agreement(s)” means any trust deed, agreement or agreements executed from time to time between the Company and any Funding Agent(s), including any insurance or annuity contract or contracts issued by a Funding Agent(s) and including any amendments which are from time to time made to any such documents, pertaining to the custody of the investments of the Fund.

2.38	“Interest” means the amount of money credited to Member Required DB Contributions in accordance with Article 2 of Part 3 or to Member Voluntary DB Contributions in accordance with Section 12.03 of Part 3, as applicable.

2.39	“Investment Earnings” means the investment gains and losses allocated to each OPP Company Account and OPP Member Account under Schedule 6 of Appendix A.

2.40	“Kraft Plan” means the Kraft Canada Inc. Retirement Plan for Canadian Salaried Employees, registration number 0214668.

2.41	“Kraft Transferred Members” means the members of the Kraft Plan who transferred from employment from Kraft Canada Inc. to the Company effective September 29, 2012 and whose benefits under the Kraft Plan up to September 29, 2912 will be transferred to the Plan upon receipt of regulatory approval, as a result of the Company’s purchase of Kraft Canada Inc.’s snack business.

2.42	“Maximum Formula” means the maximum benefit permitted under the Revenue Rules in accordance with Section 3.06 of Part 3.

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2.43	“Melrose/Dickson Member” means the Member who became an employee of one of the participating employers under the Kraft Plan on September 4, 1987 and immediately prior to that was an employee of Nabisco Brands Ltd. and was a member of the Melrose/Dickson Prior Plan or the Nabisco Brands Ltd. Trusteed Retirement Plan A.

2.44	“Melrose/Dickson Prior Plan” means the Nabisco Brands Ltd. Pension Plan for Salaried Employees.

2.45	“Member” means an Employee who has joined the Plan in accordance with Article 3 and who continues to be contingently or absolutely entitled to a retirement income under the Plan. A Member includes a DB Member and a DC Member.

2.46	“Member Optional DC Contributions” means the contributions made by a DC Member in accordance with Section 1.02 of Part 2, if any.

2.47	“Member Required DB Contributions” means the contributions made by a DB Member in accordance with Article 2 of Part 2 and the required contributions, if any, made by the Member to the Prior Plan.

2.48	“Member Required DC Contributions” means the required contributions made by a DC Member in accordance with Section 1.01 of Part 2.

2.49	“Member Voluntary DB Contributions” means the contributions made by a DB Member in accordance with Article 12 of Part 3.

2.50	“Money Purchase Limit” has the meaning assigned under Revenue Rules.

2.51	“Normal Retirement Date” means the date specified in Section 4.01.

2.52	“OPP” means the set of provisions detailed in Schedule 6 of Appendix A.

2.53	“OPP Company Account” means the aggregate of OPP Company Contributions, plus Investment Earnings thereon, in respect of an OPP Member.

2.54	“OPP Company Contributions” means the contributions deposited in the OPP Company Account in respect of an OPP Member.

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2.55	“OPP Member” means a Member who is participating in the OPP pursuant to Schedule 6 of Appendix A.

2.56	“OPP Member Account” means the aggregate of OPP Member Contributions, plus Investment Earnings thereon, in respect of an OPP Member.

2.57	“OPP Member Contributions” means the contributions made by an OPP Member in accordance with Section A-6.04 of Appendix A.

2.58	“Pension Commencement Date” means the date on which a Member starts receiving his retirement income under the Plan.

2.59	“Plan” means the Mondelēz Canada Inc. Retirement Plan for Canadian Salaried Employees as amended from time to time.

2.60	(a) “Plan A” means the provisions detailed in Schedule 1 of Appendix A.

(b)	“Plan B” means the provisions detailed in Schedule 2 of Appendix A.

(c)	“Plan C” means the provisions detailed in Schedule 3 of Appendix A.

(d)	“Plan D” means the provisions detailed in Schedule 4 of Appendix A.

(e)	“Plan E” means the provisions detailed in Schedule 5 of Appendix A.

2.61	(a) “Plan A Member” means a Member who is participating in Plan A.

(b)	“Plan B Member” means a Member who is participating in Plan B. A Melrose/Dickson Member shall be considered, for the period between January 1, 1987 and September 4, 1987, to have been a Plan B Member.

(c)	“Plan C Member” means a Member who is participating in Plan C.

(d)	“Plan D Member” means a Member who is participating in Plan D.

(e)	“Plan E Member” means a Member who is participating in Plan E.

2.62	“Plan Benefit” means the annual lifetime retirement income payable under the DB Provisions of the Plan, determined in accordance with Section 3.07 of Part 3.

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2.63	“Plan Formula” means the formula used to calculate the annual lifetime retirement income in respect of Credited Service, prior to the application of the Maximum Formula, as set out in Section 3.06 of Part 3.

2.64	“Plan Year” means a calendar year.

2.65	“Postponed Retirement Date” means the date specified in Section 4.03.

2.66	“Prior Plan” means the General Foods Retirement Plan for Canadian Salaried Employees effective January 1, 1986, together with any plan listed thereunder as a “Prior Plan”, succeeded by this Plan as of the Effective Date.

2.67	“Reciprocal Agreement” means a written agreement whereby the Company and a previous or future employer of a Member agree that service with the earlier employer shall be recognized as pensionable service with the subsequent employer, to the extent allowed and subject to the conditions specified in the agreement, Applicable Pension Laws and Revenue Rules.

2.68	“Retirement Date” means the date on which a Member actually retires or is deemed to be retired, such date being one of an Early Retirement Date, Normal Retirement Date or Postponed Retirement Date.

2.69	“Retirement Income Earned After 1986” means the benefit to which the DB Member is entitled for Credited Service on or after January 1, 1987 plus the increase in benefits in respect of Credited Service prior to January 1, 1987 granted under an amendment to the Plan effective on or after January 1, 1987.

2.70	“Retirement Income Earned Prior to 1987” means the benefits to which the DB Member is entitled for Credited Service prior to January 1, 1987 calculating using the benefit formula in effect on that date.

2.71	“Revenue Rules” means the provisions of the Income Tax Act (Canada) and any applicable provincial income tax act, and any relevant regulations thereto, as they may be amended from time to time, pertaining to pension plans or funds registered under the Income Tax Act (Canada) as they are applicable to the Plan.

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2.72

“Spouse”[1] means subject to Applicable Pension Laws, the person who, at the earlier of the Member’s Pension Commencement Date and the date of the Member’s death, meets one (1) of the following eligibility requirements:

(a)	the person who is married to the Member; or

(b)	the person who is not married to the Member and is living with the Member in a conjugal relationship:

(i)	continuously for a period of not less than three (3) years; or

(ii)	in a relationship of some permanence, if they are the natural or adoptive parents of a child, both as defined in the Family Law Act (Ontario):

provided that the person is not living separate and apart from the Member at that time and provided that not more than one (1) person shall be a Spouse hereunder. In the event of more than one (1) person having claims to be such, the determination of the Company as to which person shall be the Spouse, on the basis of evidence available to it and which it considers sufficient for the purposes of such determination, and on the basis of the requirements of Applicable Pension Laws, shall be final.

2.73	“Survivor Benefit Contributor” means a DB Member who was contributing an additional 1.5% of his Earnings immediate prior to January 1, 1987 under the Kraft Plan for the purpose of providing a pre-retirement surviving benefit under the DB Provisions of Part 3.

2.74	“Total Disability” means, in respect of a Member, a physical or mental impairment which prevents the Member from performing the duties of the employment in which the Member was engaged before the commencement of the impairment and which meets the qualification criteria for receipt of benefits under the Company’s long-term disability income plan. The determination of such disability shall be based on a written report certified from a medical doctor licensed to practice under the laws of a province of Canada or of the place where the Member resides and if the Company so requests, as determined conclusively by the insurance carrier administering such long-term disability plan.

1 Applicable as modified in the Appendices for Members employed in Alberta, British Columbia, Manitoba, New Brunswick, Newfoundland, Nova Scotia and Quebec.

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2.75	“Valuation Date” means the date at which the Funding Agent determines the value of each DC Account within the Fund in accordance with Section 4.03 of Part 2.

2.76

(a)       “YMPE” means the Year’s Maximum Pensionable Earnings established under the Canada Pension Plan or Quebec Pension Plan, as applicable, as amended from time to time, or under any superseding legislation considered by the Company to be appropriate.

(b)	“YMPE Average” on any date means the annual average of the YMPE in the 36 consecutive calendar months of employment immediately preceding such date, or, where the Member’s Continuous Service is less than 36 consecutive months, the annual average of the YMPE during the Member’s Continuous Service.

Notwithstanding the above, in the case of a Cangro Member, YMPE Average shall be determined as of January 13, 2006, or such later date as provided in the Cangro Agreement.

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Article 3 – Membership

3.01	Members on September 29, 2012

Each Kraft Transferred Member shall automatically become a Member effective September 29, 2012.

3.02	New Employees Hired on or after September 29, 2012

Subject to Section 8.02 of Part 2 and Section 10.03 of Part 3, each Employee who is hired on a full-time basis or on a less than full-time basis on and after September 29, 2012, shall become a DC Member on the first payroll period after completing 30 days of Continuous Service.

3.03	Membership at Company’s Discretion

Notwithstanding anything to the contrary contained in this Article, the Company may agree to the earlier participation in this Plan of any Employee of the Company in accordance with such other terms and conditions as may be mutually agreed upon between the Company and the Employee.

3.04	Not a Contract of Employment

Nothing herein contained shall be deemed to give any Employee the right to be retained in the service of the Company or to interfere with the rights of the Company to discharge or lay-off any Employee at any time and to treat him without regard to the effect which such treatment might have upon him as a Member.

3.05	No Discontinuance of Membership

While a Member remains in employment with the Company, the Member may not terminate or suspend his membership in the Plan.

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3.06	Re-Employment

(a)	If an Employee terminates employment with the Company, other than by retirement, and is subsequently re-employed with the Company on or after September 29, 2012 and prior to the end of the calendar year in which he attains age seventy-one (71) or such other age permitted under Revenue Rules, he shall become a DC Member upon fulfilling the eligibility requirements under Section 3.02 and his periods of Continuous Service shall be treated separately, and the second period shall be considered to start from the date of his subsequent re-employment for the purposes of the Plan, unless otherwise agreed in writing by the Company under specified applicable conditions or required by Applicable Pension Laws, and as permitted under Revenue Rules.

(b)	If an Employee who is receiving retirement income under the DB Provisions of the Plan or who elected a distribution option under the DC Provisions of the Plan is subsequently re-employed with the Company on or after September 29, 2012 and prior to the end of the calendar year in which he attains age seventy-one (71) or such other age permitted under Revenue Rules, the Employee shall become a DC Member upon fulfilling the eligibility requirements under Section 3.02. The Employee’s retirement income under the DB Provisions of the Plan, if any, shall continue to be paid.

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Article 4 – Retirement Dates

4.01	Normal Retirement

The Normal Retirement Date of a Member is the first (1st) day of the month coincident with or next following the attainment of age sixty-five (65).

4.02	Early Retirement

A Member may retire prior to his Normal Retirement Date on the first (1st) day of any month following the date on which the Member has attained age fifty-five (55). The date of the Member’s actual retirement in accordance with this paragraph shall be his Early Retirement Date.

4.03	Postponed Retirement

A Member who accrues Continuous Service beyond Normal Retirement Date shall retire, or be deemed to have retired for the purposes of the Plan, not later than December 1st of the calendar year during which the Member attains age seventy-one (71) (or such other age permitted under Revenue Rules). The date of the Member’s actual or deemed retirement in accordance with this paragraph shall be his Postponed Retirement Date.

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Article 5 – Contributions and Funding

5.01	Payment of Contributions

All contributions made to the Plan shall be paid to the Funding Agent(s) for deposit to the Fund within the time period prescribed by Applicable Pension Laws.

5.02	Company Contributions

(a)	With respect to the DB Provisions of the Plan, based upon the estimates of the Actuary and subject to Section 5.05, the Company shall contribute to the Fund such amounts as are required in accordance with, and within the time limits specified in Applicable Pension Laws. Subject to Applicable Pension Laws, the liability of the Company at any time shall be limited to the maximum contributions as required by the terms of the Plan and Applicable Pension Laws.

(b)	With respect to the DC Provisions of the Plan and subject to Section 5.05, the Company shall contribute in accordance with Sections 2.01 and 2.02 of Part 2.

Notwithstanding the foregoing, contributions made to the Plan by the Company shall only be made if they are eligible contributions in accordance with Revenue Rules.

5.03	Member Contributions

A Member shall make contributions in respect of the DC Provisions in accordance with Article 1 of Part 2, if applicable or in respect of the DB Provisions in accordance with Article 2 of Part 3, if applicable.

5.04	Fund

(a)	The retirement income and other benefits provided under the Plan shall be financed by a Fund established for the purposes of the Plan, under which all contributions and investment income are held to pay such retirement income, other benefits and the fees, costs and expenses of the Plan to be paid from the Fund, as specified in paragraph (f).

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Upon the completion of the transfer of assets, the Fund shall include the assets transferred from the Kraft Plan for Kraft Transferred Members

(b)	The Fund shall contain one DB Account and a DC Account for each DC Member as specified in Article 4 of Part 2. The DB Account shall consist of assets in the Fund not allocated to the DC Accounts of DC Members.

(c)	The Company shall be responsible for the selection of a Funding Agent(s). The Fund or a portion thereof shall be maintained and administered by the Funding Agent(s) in accordance with the terms of the Funding Agreement(s) entered into between the Company and the Funding Agent(s). The Company and the Funding Agent(s) may agree to amend the form and the terms of the Funding Agreement(s) at any time. The Company may further appoint an organization licensed to provide investment management services, to manage the investment of any portion of the Fund. The Company may replace any Funding Agent(s) or investment manager at any time, in accordance with the terms of any applicable agreement or contract.

(d)	The Funding Agreement(s) is ancillary to the Plan and is intended to receive contributions made to the Plan and to give effect to the provisions of the Plan relating to the safekeeping and investment of the assets of the Fund and to facilitate the payment of the benefits and other payments properly made under the Plan, in accordance with Applicable Pension Laws and Revenue Rules, and not to create rights to payments from the Fund that are in addition to those payments expressly provided under the Plan. In the case of conflict between the provisions of the Plan and those of the Funding Agreement(s), the provisions of the Plan shall govern.

(e)	Subject to Applicable Pension Laws, the retirement income and other benefits provided under the Plan payable hereunder shall only be paid to the extent that they are provided for by the assets held under the Fund, and no liability or obligation to make any contributions thereto or otherwise shall be imposed upon the Company other than in accordance with Section 5.01.

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(f)	All normal and reasonable fees and expenses incurred in the operation of the DB Provisions of the Plan, and the administration and investment of the DB Account of the Fund, shall be paid out of the DB Account, unless paid by the Company. If such expenses are incurred or paid by the Company, the Company may be reimbursed for such expense from the DB Account.

All fees and expenses in connection with the administration, operation and investment of the DC Accounts and the DC Provisions of the Plan, including the investment management fees, investment counsel fees, custodial fees, administrative fees, brokerage fees, commissions and transfer taxes, shall be paid by way of adjustment to the net investment returns of the respective DC Accounts subject to any limits set out in the Funding Agreement(s). Notwithstanding the foregoing, the Company may pay such fees and expenses directly or fees may be paid from the DB Account pursuant to Section 5.05. If such expenses are incurred or paid by the Company, they may be reimbursed for such expenses from the Fund.

Fees related to specific transaction initiated by a DC Member, including penalty fees, shall be deducted from his DC Account in accordance with the terms of the Funding Agreement(s).

A former DC Member or his Spouse or Beneficiary, as applicable, shall be responsible for all fees and charges that are levied from time to time in maintaining and investing his DC Account if such former DC Member has not elected a distribution option in accordance with Sections 5.04 and 7.03 of Part 2 within the prescribed time or within such other time as determined by the Company. Such charges will be periodically deducted from the Member’s DC Account.

5.05	Actuarial Surplus

At the discretion of the Company and subject to the provisions of Applicable Pension Laws, any surplus determined by the Actuary, or a portion thereof, may be used to determine or to reduce the contributions of the Company under the Plan, including Company Basic Contributions and Company Matching Contributions made pursuant to Part 2 of the Plan or used to pay any fees and expenses or may, to the extent allowed and subject to any conditions or approval procedures under Applicable Pension Laws and Revenue Rules, be returned to the Company.

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5.06	Investments

(a)	The investment of the Fund shall be made in accordance with Applicable Pension Laws and Revenue Rules.

(b)	The Company shall direct the investment of the DB Account and each DC Member shall direct the investment of his DC Account in accordance with Section 4.02 of Part 2.

(c)	The Company shall establish a written statement of investment policies and procedures for the Plan.

5.07	Borrowing

Neither the Company nor the Funding Agent(s) shall borrow money for the purposes of the Plan, except as allowed under Applicable Pension Laws and Revenue Rules.

5.08	Claims on the Fund

(a)	Contributions made by the Company shall not constitute an enlargement of the amount of any benefit defined in the Plan, and shall not at any time create for any person other than the Company, the right, title or interest in the assets of the Company or the Fund, except as provided under Applicable Pension Laws.

(b)	No Member or any person claiming through him, by virtue of any provision of the Plan, shall have any right to, or any interest in, any part of the Fund or to any benefit or other payment from the Fund, except to the extent provided from time to time under the Plan, the Funding Agreement(s), or Applicable Pension Laws.

5.09	Sole Recourse to Fund

A Member or person claiming through the Member shall have recourse solely to the Fund for any benefit or other payment from the Plan. Under no circumstances shall any liability attach to the Company or any director, officer or employee of the Company, for any benefit or other payment hereunder.

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5.10	Excess Contributions

If the Company or a Member makes a contribution to the Plan which would cause the Plan’s registration to be revocable under Revenue Rules, subject to the conditions or approval procedures under Applicable Pension Laws, such contributions shall be returned to the Company or the Member, as applicable.

5.11	Discharge of Liability

Upon distribution of a Member’s entitlement under the Plan, including the purchase of a life annuity from an insurance company licensed to transact business in Canada, there shall be no further liability under the Plan in respect of such Member. An acceptance of the benefit or the purchase of a life annuity shall constitute a full acquittal and discharge of the Company, the Fund and the Funding Agent(s) by the recipient.

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Article 6 – Protection of Benefits

6.01	Non-Assignability of Benefits

Except as permitted under Section 6.02 and the portability and commutation provisions of any other Article of the Plan, no benefit, right or interest provided under the Plan shall be:

(a)	capable of anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, seizure, attachment or other legal or equitable process; or

(b)	capable of being given as security or surrendered;

and, for the purposes of this Section:

(c)	assignment does not include assignment by the legal representative of a deceased individual on the distribution of the individual’s estate; and

(d)	surrender does not include a reduction in benefits to avoid the revocation of the registration of the Plan under Revenue Rules.

6.02	Support and Division of Property on Marriage Breakdown

(a)	Subject to Applicable Pension Laws, a benefit payable under the Plan may be:

(i)	subject to execution, seizure or attachment, in satisfaction of an order for support or maintenance or a garnishing order, pursuant to a decree, order or judgement of a competent tribunal; or

(ii)	be assigned, pledged, charged, encumbered or alienated to satisfy a division of matrimonial property, pursuant to a written agreement, decree, order or judgement of a competent tribunal.

(b)	The determination of the benefit payable to a person under paragraph (a) shall be subject to Applicable Pension Laws and Revenue Rules.

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(c)	The Member’s benefit entitlements shall be reduced to account for the value of any settlement made under paragraph (a). Such reduction shall be determined in accordance with Applicable Pension Laws and Revenue Rules.

6.03	Facility of Payment

If the Company shall receive evidence which in its absolute discretion is satisfactory to it that a person entitled to receive a payment under the Plan is a minor or is physically or mentally incompetent, the Company may direct the payment to any representative, trustee, guardian, attorney or other person or persons entitled at law to receive the payment on the person’s behalf. Such payment shall be a complete discharge of the payment obligations under the Plan.

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Article 7 – Amendment or Discontinuance

7.01	Amendment

The Company expects to continue the Plan indefinitely, but nevertheless reserves the right to:

(a)	amend the Plan;

(b)	terminate the Plan;

(c)	merge or consolidate the Plan with any other registered pension plan adopted by the Board; or

(d)	transfer any assets or liabilities of the Plan to any other registered pension plan adopted by the Board,

provided that no such action shall adversely affect any right with respect to benefits which have accrued immediately prior to the time such action is taken, except as provided in Section 7.02 and 7.04. The accrued benefits shall be determined using as the applicable Date of Determination, the earliest of the date the Member ceases to accrue Continuous Service and the date of the amendment, termination, merger or consolidation of the Plan, as applicable.

Any amendment of the Plan shall be made by the adoption of a resolution by the Board.

All such amendment shall be binding on the Company and on each Member.

7.02	Amendment Required to Maintain Registration

Notwithstanding any other provisions of the Plan, the Company may amend the Plan as is necessary to maintain the registration of the Plan under Applicable Pension Laws and Revenue Rules. Section 7.01 shall not restrict the Company’s ability to make an amendment to the Plan, including, but without limiting the generality of the foregoing, an amendment providing for benefits to be reduced, when the purpose of the amendment is to maintain such registration of the Plan. Any such benefit reduction shall be subject to conditions or approval procedures under Applicable Pension Laws.

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7.03	Certification of Post – 1989 Additional Benefits

An amendment to the Plan which creates additional benefits in respect of a period of employment after 1989 and which must be certified by the Minister of National Revenue in accordance with Revenue Rules shall not be effective in respect of a Member until such certification has been received for that Member, and such additional benefits shall not be paid as a result of the amendment prior to certification. The Company shall apply for such certification before the Company makes any contributions to the Plan in respect of such amendment.

7.04	Discontinuance

In the event the Plan shall be discontinued at any time either in whole, or in part with respect to a specified group of Members only, the assets of the Fund (or the interest therein of Members affected by a partial discontinuance) shall be allocated to provide, to the extent of said assets and subject to Applicable Pension Laws, the retirement income and other benefits then accrued under the Plan. The accrued benefits shall be computed using the date the Member ceases to accrue Continuous Service as the applicable Date of Determination. Such allocation shall be made in accordance with an allocation schedule then established by the Company in consultation with the Actuary and filed with and approved by the appropriate authorities in accordance with Applicable Pension Laws.

7.05	Settlement on Discontinuance of Plan

The provisions for the accrued retirement income and other benefits described in Section 7.04 may be in the form of cash, the purchase of annuity contracts, the transfer of monies to other registered pension plans or to approved registered vehicles, or the continuation of the Fund, or a combination thereof, at the discretion of the Company and as permitted under Applicable Pension Laws and Revenue Rules.

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7.06	Surplus on Discontinuance

(a)	Upon discontinuance of the Plan in whole, assets remaining in the Fund after the discharge of all liabilities under the Plan or under Applicable Pension Laws shall be paid to the Company, subject to Applicable Pension Laws.

(b)	Upon discontinuance of the Plan in part, assets of the Plan shall be used to discharge all liabilities under the Plan or under Applicable Pension Laws to the Members affected by the partial discontinuance, the terms of such payment being subject to Applicable Pension Laws. The Company, with the advice of the Actuary, may allocate the total assets in the Plan between the portion of the Plan that is discontinued and the remaining portion of the Plan. At the option of the Company, the excess of the assets allocated to the discontinued portion of the Plan over the liabilities of the discontinued portion of the Plan in respect of the Members affected by the partial discontinuance, may be paid to the Company or used as the Company may direct, subject to Applicable Pension Laws.

(c)	The expenses related to the discontinuance of the Plan in whole or in part may be paid from the Plan, at the sole discretion of the Company, and subject to Applicable Pension Laws. In the case of a full discontinuance, such expenses may include expenses related to the distribution of assets remaining in the Plan after payment of the liabilities related to the discontinuance. In the case of a partial discontinuance, such expenses may include expenses related to the allocation of assets to the discontinued portion of the Plan and the distribution of the assets so allocated and remaining after the payment of liabilities related to the partial discontinuance.

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Article 8 – Disclosure

8.01	Plan Explanation

Within the period prescribed by Applicable Pension Laws, the Company shall provide to an Employee who becomes eligible for membership in the Plan, a written description of the Plan. Such description shall explain the pertinent terms and conditions of the Plan and amendments thereto as applicable to the Employee, and shall outline the rights and obligations of the Employee with reference to the benefits available under the Plan.

Except as otherwise permitted or required under Applicable Pension Laws, the Company shall provide a written explanation of an amendment to each Member who accrues Continuous Service and who is affected by the amendment and to each other person as may be required by Applicable Pension Laws, within the period prescribed by Applicable Pension Laws.

8.02	Inspection

(a)	The Company shall permit a Member, a Member’s authorized agent or any other person permitted under Applicable Pension Laws, to inspect, to make extracts from or to copy the Plan text and any other related documents required to be made available under Applicable Pension Laws, at such time and places as may be required by Applicable Pension Laws.

(b)	To the extent required by Applicable Pension Laws, the Company shall provide, on request, a Member, or such person as is required to be permitted under Applicable Pension Laws, with copies of any of the documents required to be made available under Applicable Pension Laws upon payment to the Company of a reasonable fee.

8.03	Benefits Statement

(a)	Within the period prescribed by Applicable Pension Laws, the Company shall provide:

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(i)	to each Member who accrues Continuous Service, a written statement describing the benefits the Member has earned to date and containing such other information as required under Applicable Pension Laws; and

(ii)	to each other person as may be required by Applicable Pension Laws, a written statement containing the information required under Applicable Pension Laws.

(b)	Upon cessation of employment of a Member or upon termination of the Member’s active membership in the Plan, the Company shall provide the Member (or the person entitled to a benefit in the event of the Member’s death), within the prescribed time period, a written statement containing the information prescribed under Applicable Pension Laws in respect of the benefits and options to which the Member or other person is entitled.

8.04	Other Information

The Company shall provide such other information regarding the Plan, statistical or otherwise, as is required under Applicable Pension Laws and Revenue Rules.

8.05	Limitation

Such explanation, statement or right of disclosure of the Plan text and other documents provided shall have no effect on the rights or obligations of any person under the Plan, and shall not be referred to in interpreting or giving effect to the provisions of the Plan. Neither the Company, nor any employee, officer or director of the Company who is involved in the administration of the Plan shall be liable for any loss or damage claimed by any person to have been caused by any error or omission in such explanation, statement or other information.

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Article 9 – Administration

9.01	The Plan shall be administered by the Company. Any amendments to the Plan, including any restatement of the Plan in its entirety, shall be made by resolution of the Board.

9.02	The Company may from time to time direct that appropriate records be maintained and may establish rules for the administration of the Plan. The Company shall have the exclusive right to interpret the Plan provisions and to decide any matters arising hereunder in the administration and operation of the Plan. All interpretations and decisions shall be applied as nearly as may be possible in a uniform manner to all Members similarly situated.

9.03	The Company shall indemnify and save harmless any employees who are involved in the administration of the Plan from the effects and consequences of their acts, omissions and conduct in their formal capacity to the extent permitted by law except for their own wilful and intentional malfeasance or misconduct. No part of the Fund shall be used for indemnification payments.

9.04	The Company shall be entitled to rely conclusively upon all tables, valuations, certifications, opinions and reports which shall be furnished by an actuary, accountant, legal counsel or other professional person who shall be employed or engaged for such purposes.

9.05	Whenever the records of the Company are used for the purposes of the Plan, such records shall be conclusive of the facts with which they are concerned.

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Article 10 – General Provisions

10.01	Beneficiary Designation

Subject to the Applicable Pension Laws, a Member shall designate in writing a Beneficiary to receive any benefits that are payable under the Plan, other than benefits payable to a Spouse, to a Beneficiary upon the death of such Member and may change such designation from time to time. Such designation or change must be in accordance with any law applicable to the Member and shall be in such form and executed in such manner as the Company may, from time to time, determine. Any designation or change must be filed with the Company. Benefits payable as a result of the death of the Member shall be paid in accordance with the most recent designation filed by the Member with the Company and, in the absence of an effective designation of a Beneficiary, the Company shall instruct the Funding Agent(s) to make payment of any death benefits payable to the Beneficiary under the Plan to the estate of the Member and any such payment shall completely discharge all liability with respect to the amount paid. Any Beneficiary designations made under the Prior Plan on record with the Company as of the Effective Date shall remain in effect for the purposes of the Plan until the Member changes such designation.

10.02	Information Provided by the Members, Beneficiaries and Spouses

(a)	An Employee who becomes a Member hereunder and a Beneficiary or Spouse shall complete such forms and furnish such data as the Company from time to time deems necessary or desirable as a prerequisite to initial or continued eligibility for a benefit hereunder.

(b)	In the absence of actual notice to the contrary, the Company shall make payment in accordance with information provided by the Member upon which the Company is entitled to rely. If there is a dispute as to whether a person is a Spouse, Beneficiary or other person entitled to payments hereunder, or where two or more persons make adverse claims in respect of an Account, or where a person makes a claim that is inconsistent with information provided by the Member, the Company may obtain court directions.

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10.03	Employment Rights

Nothing herein contained shall be deemed to give any Employee the right to be retained in the service of the Company or to interfere with the rights of the Company to discharge or lay off any Employee at any time and to treat such Employee without regard to the effect which such treatment might have under the Plan upon such Employee.

10.04	Withdrawal

Except as expressly provided in the Plan, no Member may receive a refund of all or part of his benefit entitlement while remaining in employment with the Company.

10.05	Annuity Purchase

Any new or continuing benefit payable from the Plan to a Member or other person entitled to a benefit under the Plan, notwithstanding any provisions herein to the contrary, may be satisfied through the purchase of an annuity or annuities from a life insurance company or companies licensed to transact business in Canada in respect of any Member.

Subject to Applicable Pension Laws, the purchase of such annuity from such life insurance company or companies shall constitute a full and final settlement of the rights of the Member or other person entitled to a benefit under the Plan in respect to whom the annuity was purchased and shall fully and forever discharge the Plan, Fund, Company, and its employees, directors, officers and other representatives from any further obligations to the Member or other person so entitled.

10.06	Commutation of Benefits[2]

(a)	A benefit required to be paid under the Plan to a Member or a Spouse may be commuted and paid in a lump sum, at the discretion of the Company, if the annual retirement income under Part 3 of the Plan that would be payable to the

[2]	Applicable as modified in the Appendices for Members employed in Alberta, British Columbia, Manitoba, New Brunswick, Newfoundland, Nova Scotia, and Quebec.

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Member at Normal Retirement Date or the value of the Member’s DC Account is not more than four percent (4%) of the YMPE as at the Date of Determination or the lump sum Actuarial Equivalent of such retirement income under Part 3 or the value of the Member’s DC Account under Part 2 is not more than twenty percent (20%) of the YMPE as at the Date of Determination or such other amount as prescribed or permitted under Applicable Pension Laws. The amount of any such form of benefit settlement shall be the Actuarial Equivalent of the benefit remaining to be paid or the value of the Member’s DC Account. Retirement income under Part 3 of the Plan or the value of the Member’s DC Account under Part 2 of the Plan may be commuted and paid in a lump sum, at the discretion of the Member, if the Member:

(i)	establishes that he has an illness or physical disability that is likely to shorten his life expectancy to less than two (2) years, as certified by a written statement from a qualified medical doctor licensed to practise in Canada;

(ii)	provides an application to the Company in the prescribed form; and

(iii)	satisfies any other conditions prescribed by Applicable Pension Laws.

10.07	Non-Duplication of Benefits

There shall be no duplication of benefits payable under one provision of the Plan and benefits payable under any other provision of the Plan.

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Part 2 – Defined Contribution Provisions

Application

The provisions of this Part 2 shall apply to all DC Members of the Plan.

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Article 1 – Member Contributions

1.01	Member Required DC Contributions

(a)	Subject to Sections 1.03, 1.04 and 3.01, in each Plan Year or portion thereof, a DC Member who is accruing Continuous Service shall contribute to the Plan, by regular payroll deduction, Member Required DC Contributions equal to 2% of the DC Member’s Earnings.

(b)	Member Required DC Contributions made pursuant to paragraph (a), as applicable, shall cease upon the earliest of:

(i)	the Member’s transfer to a category of employment where the Member ceases to be an Employee;

(ii)	the Member’s termination of employment;

(iii)	the Member’s Retirement Date;

(iv)	the Member’s death; or

(v)	the date of partial or complete discontinuance of the Plan affecting the Member.

(c)	All Member Required DC Contributions shall be paid into the Fund and allocated to the Member’s DC Account within the time limits prescribed by Applicable Pension Laws.

1.02	Member Optional DC Contributions

(a)	Subject to Sections 1.03, 1.04 and 3.01, in each Plan Year or portion thereof, a DC Member who is accruing Continuous Service may elect to contribute to the Plan, by regular payroll deduction, Member Optional DC Contributions equal to 1, 2, 3 or 4% of the DC Member’s Earnings.

(b)	A DC Member who is making Member Optional DC Contributions in accordance with paragraph (a) may elect monthly, or at such other time or frequency permitted by the Company, to change the rate of Member Optional DC Contributions in the form and manner prescribed by the Company.

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(c)	Member Optional DC Contributions made pursuant to paragraph (a), as applicable, shall cease upon the earliest of:

(i)	the date the Member elects to cease making Member Optional DC Contributions;

(ii)	the Member’s transfer to a category of employment where the Member ceases to be an Employee;

(iii)	the Member’s termination of employment;

(iv)	the Member’s Retirement Date;

(v)	the Member’s death; or

(vi)	the date of partial or complete discontinuance of the Plan affecting the Member.

(d)	All Member Optional DC Contributions shall be paid into the Fund and allocated to the Member’s DC Account within the time limits prescribed by Applicable Pension Laws.

1.03	Continuance of Member Contributions During Leaves

(a)	Subject to Section 3.01, if a Member is on a pregnancy, parental or leave as a result of an employment injury during which workers’ compensation benefits are paid or other statutory leave during which the Member does not have Earnings, the Member may elect to make the Member Required DC Contributions and Member Optional DC Contributions that would have been made had the Member been in active employment during such period, for the period prescribed by applicable legislation or such longer period approved by the Company based on the Member’s Earnings rate in force immediately prior to the commencement of the period of leave.

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(b)	Member Required DC Contributions and Member Optional DC Contributions made pursuant to this Section 1.03 shall be paid on such terms and in such manner as may be determined by the Company.

(c)	In no event shall the total periods for which contributions are made by a Member under this Section 1.03, when combined with any period of absence during which the Member accrues Credited Service, but excluding any period during which the Member is disabled within the meaning of Revenue Rules, exceed the sum of:

(i)	the full-time equivalent of five years; and

(ii)	the periods of parenting, as defined in Revenue Rules, subject to a maximum of the full-time equivalent of 36 months of such periods of parenting and a maximum of 12 months for any one period of parenting.

(d)	Member Required DC Contributions and Member Optional DC Contributions shall cease during other periods of unpaid leaves of absence authorized by the Company not covered under paragraph (a).

1.04	Continuance of Member Contributions During a Period of Total Disability

If a Member is on a period of Total Disability, the Member may not make Member Required DC Contributions and Member Optional DC Contributions to the Plan

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Article 2 – Company Contributions

2.01	Company Basic Contributions

(a)	Subject to Section 5.05 of Part 1, paragraphs (b) and (c) below, and Section 3.01, a Company shall contribute during each Plan Year or portion thereof, Company Basic Contributions on behalf of a DC Member, equal to 4% of the DC Member’s Earnings.

(b)	If a DC Member is on a pregnancy, parental or leave as a result of employment injury during which workers’ compensation benefits are paid or other statutory leave during which the Member does not have Earnings and the DC Member elects to make Member Required DC Contributions pursuant to paragraph 1.03(a), Company Basic Contributions made pursuant to paragraph (a) shall continue for the period prescribed by applicable legislation or such longer period approved by the Company, subject to applicable laws, based on the DC Member’s Earnings rate in force immediately prior to the commencement of the period of leave. Company Basic Contributions shall cease during other periods of unpaid leaves of absences authorized by the Company not covered above.

(c)	If a DC Member is on a period of Total Disability, Company Basic Contributions pursuant to paragraph (a) shall continue while the Member remains on a period of Total Disability, based on the DC Member’s Earnings rate in force immediately prior to the date the Member commenced the period of Total Disability.

(d)	Company Basic Contributions shall be paid into the Fund and allocated to the Member’s DC Account within the time limits specified in Applicable Pension Laws. Subject to Applicable Pension Laws, the liability of the Company at any time is limited to such contributions as should have been made by it in accordance with Applicable Pension Laws.

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2.02	Company Matching Contributions

(a)	Subject to Section 5.05 of Part 1, paragraphs (b) and (c) below, and Section 3.01, the Company shall contribute during each Plan Year or portion thereof, Company Matching Contributions on behalf of a DC Member, equal to 100% of the Member’s Optional DC Contributions.

(b)	If a DC Member is on a pregnancy, parental or leave as a result of employment injury during which workers’ compensation benefits are paid or other statutory leave during which the Member does not have Earnings and the DC Member elects to make Member Optional DC Contributions pursuant to paragraph 1.03(a) of Part 2, Company Matching Contributions made pursuant to paragraph (a) shall continue for the period prescribed in paragraph 1.03(a) based on the Member’s deemed Earnings as described in paragraph 1.03(a).

(c)	If a DC Member is on a period of Total Disability and elects to make Member Optional DC Contributions pursuant to paragraph 1.04(a), Company Matching Contributions made pursuant to paragraph (a) shall continue based on the Member’s deemed Earnings as described in paragraph 1.04(a).

(d)	Company Matching Contributions shall be paid into the Fund and allocated to the Member’s DC Account within the time limits specified in Applicable Pension Laws. Subject to Applicable Pension Laws, the liability of the Company at any time is limited to such contributions as should have been made by it in accordance with Applicable Pension Laws.

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Article 3 – Maximum Contributions

3.01	Maximum Contribution Limit

(a)	For the purpose of Articles 1 and 2 of this Part 2, the total of the contributions allocated to a Member’s DC Account for any calendar year shall be the lesser of 18% of the Member’s Earnings in that calendar year, and the Money Purchase Limit as is applicable in that calendar year.

(b)	The maximum contribution limit calculated in accordance with paragraph (a) shall be reduced by the amount, if any, of a Member’s expected pension adjustment for any benefits accrued or contributions made in the calendar year from any other registered pension plan or deferred profit sharing plan of the Company.

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Article 4 – DC Account

4.01	DC Account

A separate DC Account shall be maintained for each DC Member to which Company Basic Contributions, Company Matching Contributions, Member Required DC Contributions and Member Optional DC Contributions shall be made.

Upon the completion of the transfer of assets, the DC Account shall include the assets transferred from the defined contribution accounts under the Kraft Plan for Kraft Transferred Members.

4.02	Investment of Accounts

(a)	A Member’s DC Account shall be invested, pursuant to directions provided by the Member, in the investment options made available by the Funding Agent(s) under the terms of the Funding Agreement(s).

(b)	In the event that the Member fails to make an election as to the investment options for the Member’s DC Account, the DC Account shall be invested in such fund that may be prescribed from time to time by the Company, until the Member files an election with the Company.

(c)	A Member may change the investment options in which the Member’s DC Account is invested, in the manner prescribed by the Company.

(d)	The Company reserves the right to change the investment options available to a DC Member at any time.

4.03	Valuation of Accounts

(a)	The value of each DC Account shall be determined by the Funding Agent(s) or its agent at each Valuation Date to account for the allocation of:

(i)	net investment income;

(ii)	net realized and unrealized capital gains and losses; and

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(iii)	fees and expenses paid from the DC Account, in accordance with paragraph 5.04(f) of Part 1.

(b)	Valuation Dates shall occur at such times as may be required or permitted by the Funding Agreement(s), but not less frequently than monthly. The value of each DC Account shall be computed on the basis of market values at the Valuation Date concerned, having regard to the terms of the Funding Agreement(s).

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Article 5 – Retirement Benefits

5.01	Retirement

For purposes of this Part 2, a Member shall retire if:

(a)	the Member’s employment with the Company ceases on or after the Member’s Normal Retirement Date and in no event later than December 1 of the calendar year in which the Member attains age 71, or such other age as may be permitted under Revenue Rules; or

(b)	the Member terminates employment after attaining age 55.

5.02	Retirement Benefit

Upon retirement in accordance with Section 5.01, a DC Member shall be entitled to the distribution of the value of the Member’s DC Account in the form elected by the DC Member in accordance with Section 5.03, determined as of the Valuation Date coincident with or immediately preceding distribution of the Member’s DC Account.

5.03	Payment of Retirement Benefit

(a)	If a DC Member retires in accordance with Section 5.01 the DC Member shall elect distribution of the Member’s DC Account in any one of the following forms:

(i)	a single premium purchase of an immediate or deferred life annuity contract from an insurance company licensed to carry on business in Canada, commencing not earlier than 10 years prior to Normal Retirement Date and commencing not later than the end of the calendar year in which the Member attains age 71, or such other age as may be permitted by Revenue Rules, in a form acceptable under Applicable Pension Laws and Revenue Rules; or

(ii)	a transfer to another registered pension plan, provided the administrator of the other plan permits the transfer; or

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(iii)	a transfer to a locked-in retirement savings arrangement prescribed under the Applicable Pension Laws.

(b)	If, at the date the first instalment of the life annuity purchased in accordance with subparagraph (a)(i) or ultimately purchased with the amount transferred in accordance with subparagraph (a)(ii) or (a)(iii) is due:

(i)	the former DC Member has a Spouse; and

(ii)	the Spouse has not waived, in the prescribed form, the right to a contingent pension within the period prescribed by Applicable Pension Laws;

the former DC Member shall receive any retirement income as if the former DC Member had elected to receive his retirement income with provision for a portion of the former DC Member’s retirement income continuing to be paid to the Spouse after the former Member’s death. This portion shall be 60% or such higher percentage elected by the Member.

A Spouse who has waived the right to a contingent pension may revoke such a waiver in writing prior to the date the first instalment is due to the former Member in the manner and form prescribed by Applicable Pension Laws.

A life annuity purchased in accordance with this paragraph shall comply with any other requirements prescribed by Applicable Pension Laws.

5.04	Payment in Default of Election

If a DC Member who is entitled to elect distribution of his DC Account fails to make an election within the time required or permitted under Applicable Pension Laws, the Company may, in its absolute discretion, select an insurance company and purchase an annuity on behalf of the DC Member. Such annuity shall be payable commencing on the DC Member’s Normal Retirement Date and in the form of specified in Section 5.03.

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Article 6 – Death Benefits

6.01	Death Benefits Prior to Distribution of Member’s DC Accounts

If the death of a DC Member occurs prior to the distribution of the Member’s DC Account under any other Article of Part 2 of the Plan, the Member’s Spouse or, if there is no Spouse or if the Spouse has waived entitlement to the death benefit in the prescribed form and in accordance with Applicable Pension Laws, the Member’s Beneficiary shall be entitled to distribution of the value of the Member’s DC Account.

6.02	Payment of Death Benefits[3]

(a)	Subject to Applicable Pension Laws, if a DC Member dies, distribution of the DC Account payable in accordance with Section 6.01 to the Member’s Spouse shall be made as:

(i)	a lump sum transfer to an RRSP in the name of the Spouse, to another registered pension plan, if the administrator of the plan accepts such transfer, or to such other registered vehicle as may be approved under Applicable Pension Laws and Revenue Rules;

(ii)	a single premium purchase of a life annuity from an insurance company licensed to carry on business in Canada, commencing no later than December 1 of the calendar year in which the Spouse attains age 71, or such other age as may be permitted by Revenue Rules, or, if later, within one year of the Member’s date of death, in a form acceptable under Applicable Pension Laws and Revenue Rules; or

(iii)	a lump sum cash payment;

as designated by the Spouse, or if the Spouse fails to make a designation within the time required or permitted under Applicable Pension Laws, as may be determined by the Company in its absolute discretion, in such form as may be permitted under Applicable Pension Laws.

[3]	Applicable as modified in the Appendices for Members employed in Alberta, British Columbia, Manitoba, and Newfoundland.

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(b)	The value of the Member’s DC Account shall be determined as of the Valuation Date coincident with or immediately preceding the date of distribution.

(c)	Distribution of the Member’s DC Account on the death of a Member to the Member’s Beneficiary who is not a Spouse shall be made as a lump sum cash payment.

6.03	Timing of Payment

Any death benefit payable under this Article 6 shall be paid as soon as practicable after the DC Member’s death.

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Article 7 – Termination of Employment

7.01	Termination of Employment

A DC Member whose employment with the Company ceases other than by death or retirement in accordance with Article 5 shall receive his DC Account.

7.02	Payment of Accounts

Distribution of the DC Account payable to a Member shall be made as:

(a)	a transfer to another registered pension plan, provided the administrator of the other plan permits the transfer; or

(b)	a transfer to a locked-in retirement savings arrangement prescribed under the Applicable Pension Laws; or

(c)	a transfer to an insurance company licensed to carry on business in Canada for the purchase a life annuity, commencing no later than the end of the calendar year in which the Member attains age 71, or such other age as may be permitted under Revenue Rules, in a form acceptable under Applicable Pension Laws and Revenue Rules.

The value of the Member’s DC Account shall be determined as of the Valuation Date coincident with or immediately preceding the date of distribution.

7.03	Payment in Default of Election

If a DC Member who is entitled to elect distribution of his DC Account under Section 7.02 fails to make an election within the time required or permitted under Applicable Pension Laws, the Company may, in its absolute discretion, select an insurance company and purchase an annuity on behalf of the DC Member. Such annuity shall be payable commencing on the DC Member’s Normal Retirement Date and in the form of specified in Section 5.03.

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Article 8 – Transfers of Employment

8.01	Transfers Out of the Plan

(a)	If a DC Member is transferred within the Company to a category of employment such that the Member ceases to be an Employee for the purposes of the Plan or to an affiliated or associated company, this transfer shall not, subject to Applicable Pension Laws, constitute a termination of employment for the purposes of Article 5 and Article 7 provided the Member does not elect, as may be provided under Applicable Pension Laws, to receive benefits in accordance with Article 7. Such Member’s DC Account shall be distributed upon the Member ceasing to accrue Continuous Service.

(b)	A Member to whom paragraph (a) applies, provided the Member does not elect, as may be provided under Applicable Pension Laws, to receive benefits in accordance with Article 7, shall continue to direct the investment of his DC Account in accordance with Section 4.02.

8.02	Transfers Into the Plan

If an employee of the Company or an affiliated or associated company is transferred to a category of employment such that the employee becomes an Employee for the purposes of the Plan, such Employee shall become a DC Member of the Plan upon the date of transfer of employment.

Notwithstanding the above provisions, in the event of the transfer of an employee, who was hired prior to January 1, 2011, from an foreign affiliate of Kraft Canada Inc. and who prior to January 1, 2011 participated in a defined benefit provision of a plan of the foreign affiliate, to a category of employment such that the Member becomes an Employee upon such transfer for purposes of the Plan,

(a)	the Member’s Continuous Service (for benefit eligibility purposes) shall include all periods of uninterrupted, regular employment of the Member while he was an employee of the foreign affiliate; and

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(b)	the Member shall become a DB Member participating under Part 3 of the Plan as a Plan E Member at his date of transfer.

An employee, who was hired on or after January 1, 2011, and transfers from foreign affiliates of the Company to a category of employment such that the Member becomes an Employee upon such transfer shall become a DC Member of the Plan as his date of transfer in accordance with the preceding provisions of this Section 8.02.

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Part 3 – Defined Benefit Provisions

Application

The provisions of this Part 3 of the Plan shall apply to all DB Members. Subject to Section 8.02 of Part 2 and Section 10.03 of Part 3, the DB provisions are closed to all Employees hired on or after the Effective Date.

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Article 1 – Credited Service

1.01	Credited Service

Credited Service, with respect to a DB Member, means the number of years and fractions thereof of the Member’s Continuous Service while he was an Employee. For an Employee who became a Kraft Transferred Member prior to January 1, 1988, Credited Service shall include the 12-month period of Continuous Service immediately prior to becoming a Member.

For a Kraft Transferred Member, Credited Service shall include credited service under the Kraft Plan prior to September 29, 2012.

1.02	Exclusions, Inclusions and Adjustments of Credited Service

Notwithstanding Section 1.01, Credited Service is subject to the following exclusions, inclusions and adjustments.

(a)	Adjustments for Less-Than-Full-Time Work

With respect to any period of Continuous Service during which the Member is not in full-time employment with the Company, Credited Service for each month of such period shall be adjusted in the ratio that:

(i)	the number of hours the Member actually worked during each month, as determined by the Company; bears to

(ii)	the number of hours the Member would have worked during such month had the Member worked on a full-time basis in the same category of employment during such month, as determined by the Company;

such ratio not to exceed one (1).

(b)	Exclusions from Credited Service

Credited Service shall not include:

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(i)	any period of active membership of a Member in any other registered pension plan of the Company or any other company associated with the Company, for which a benefit is accrued, and during which the Member did not make Member Required DB Contributions under the Plan;

(ii)	any period of leave of absence, disability or military service as described in paragraphs 2.17(b)(iii), (iv), or (v) of Part 1 during which such Member is not receiving Earnings, unless such period is specifically included in Credited Service under paragraph (c);

(iii)	any period of lay-off as described in subparagraph 2.17(b)(ii) of Part 1 unless the Member is a Plan E Member;

(iv)	any period which would result in Credited Service exceeding

(A)	thirty-five (35) years; less

(B)	any period of service for which the Member has accrued and remains contingently or absolutely entitled to pension benefits under the terms of another pension plan of the Company;

(v)	any period excluded from Credited Service under the terms of the Prior Plan, as they may be applicable to the Member;

(vi)	with respect to a Kraft Transferred Member who became a member of the Kraft Plan on or after January 1, 1988, the period of continuous service immediately prior to becoming a member;

(vii)	subject to the provisions of Article 10, any period of service with a foreign affiliate or subsidiary, unless such person is specifically designated by the Company as an Employee for such period; and

(viii)	for Cangro Members, any period of Continuous Service on or after the date the Member becomes employed by 6494536 Canada Inc.

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(c)	Special Inclusions in Credited Service

Credited Service shall include:

(i)	any period of Total Disability;

(ii)	any period of temporary absence, as described in subparagraph 2.17(b)(iii) where the temporary absence is due to accident, sickness, emergency leave, compassionate care, pregnancy or parental leave or other leave prescribed by applicable laws, subject to a maximum of two years;

(iii)	any period of leave or military service, other than a period included under paragraphs (i) and (ii), during which the Member has no Earnings and any legislation applicable to the Member requires that the Member be permitted to make the Member Required DB Contributions that would have been made had he been at work during such period and provided that if the Member is a Plan B Member, Plan D Member or Plan E Member, the Member makes the Member Required DB Contributions; and

(iv)	any period of lay-off if the Member is a Plan E Member.

For each period included in Credited Service as a result of subparagraphs (ii), (iii) and (iv), the monthly number of hours worked by the Member during such period is deemed to equal the monthly average of the hours worked by the Member during the three (3) months preceding such period.

(d)	Prescribed Compensation Limits

In no event, however, shall the total periods of Credited Service included in paragraph (c), in respect of a Member, excluding those throughout which the Member suffers a physical or mental impairment, certified by a medical doctor licensed to practice in Canada, that prevents the Member from performing the duties of employment in which the Member has engaged before the commencement of the impairment, exceed the sum of (i) and (ii), where:

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(i)	is the full-time equivalent of five years; and

(ii)	is the periods of parenting, as defined in Revenue Rules, subject to a maximum of the full-time equivalent of 36 months of such periods of parenting and a maximum of the full-time equivalent of 12 months for any one period of parenting.

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Article 2 – Member Required Contributions

2.01	Member Required DB Contributions

(a)	A DB Member shall be required to contribute, in each calendar year or portion thereof, by regular payroll deduction, an amount determined in accordance with the applicable Schedule of Appendix A. Subject to Article 10, such Member Required DB Contributions shall commence on the date of initial membership and shall cease, upon the earliest of:

(i)	the Member’s transfer to a category of employment such that the Member ceases to be an Employee;

(ii)	the Member’s termination of employment;

(iii)	the Member’s Retirement Date;

(iv)	the Member’s death;

(v)	the date of discontinuance of the Plan;

(vi)	the date on which the Member’s Credited Service attains the maximum period specified in Section 1.02(b)(iv);

(vii)	for Cangro Members, January 13, 2006, or such later date as provided in the Cangro Agreement; and

(viii)	such other date as is provided for in Section 2.03.

(b)	In no event, however, shall a Member’s Member Required DB Contributions in any calendar year exceed the lesser of (i) and (ii), where:

(i)	is nine percent (9%) of the DB Member’s earnings; and

(ii)	is the sum of (A) and (B), where:

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(A)	is seventy percent (70%) of the Member’s pension credits under the Plan for the calendar year, as determined under Revenue Rules; and

(B)	is $1,000.

(c)	All Member Required DB Contributions shall be paid into the Fund within the time limits specified in Applicable Pension Laws.

2.02	Interest Credits

(a)	Subject to Applicable Pension Laws, Interest shall be credited on Member Required DB Contributions made during the calendar year based upon one-half of the period for which the Member made Member Required DB Contributions. Interest shall be compounded annually at the end of each Plan Year, with proportionate Interest up to the first day of the month in which the payment falls due or up to the Member’s Retirement Date, whichever shall first occur.

(b)	Interest credited for any Plan Year on or after January 1, 1988, shall be at a rate adopted by the Company, provided that it shall not be less than the average rate credited on five-year personal fixed term chartered bank deposits (CANSIM Series V122515, or such other series as may be in effect) for the Plan Year, or such other higher rate as may be required under Applicable Pension Laws.

For a Member who terminates employment during a Plan Year, Interest shall be credited during the year of termination at a rate which shall not be less than the average rate credited on five-year personal fixed term chartered bank deposits (CANSIM Series V122515, or such other series as may be in effect) for the twelve (12) month period immediately preceding the Plan Year, or such higher rate as may be required under Applicable Pension Laws.

(c)	Interest credited to a Member’s OPP Company Account and OPP Member Account shall be equal to the Investment Earnings.

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2.03	No Contributions during Absences

Except as provided in Article 10 and subject to paragraph 1.02(d), a DB Member shall not be required to contribute pursuant to Section 2.01 during any period of lay-off, period of Total Disability, leave of absence due to maternity or parenting or other statutory leave or absence as a result of injury or sickness for which he does not receive Earnings from the Company. Upon the Employee returning to work after such a period, Member Required DB Contributions shall resume immediately.

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Article 3 – Retirement Income Formulae

The formulae in this Article 3 are used in the calculation of the annual retirement income in respect of a DB Member, and the amount derived therefrom is the basis on which the actual amount of retirement income shall be determined in accordance with the applicable provisions of the Plan.

3.01	Plan Formula

The annual amount of retirement income as of a Member’s Date of Determination shall be equal to the sum of his Past Service Benefit and Future Service Benefit determined in accordance with the remainder of this Article 3.

3.02	Past Service Benefit

A Member’s Past Service Benefit shall be equal to (c) plus the greater of (a) and (b), where:

(a)	is one percent (1%) of the Member’s Average Earnings-5 multiplied by his Credited Past Service, to a maximum of thirty (30) years; and

(b)	is one and one-quarter percent (1-1/4%) of the Member’s Average Earnings-5 less one and three sevenths percent (1-3/7%) of the Member’s Canada/Quebec Pension Plan Benefit, all multiplied by his Credited Past Service, and

(c)	is three-quarters of one percent (3/4%) of the Member’s Average Earnings-5 multiplied by Contributory Service.

3.03	Future Service Benefit

A Member’s Future Service Benefit shall be equal to the sum of his Future Service Benefit under Plan A, Plan B, Plan C, Plan D and Plan E as set out in the appropriate schedule of Appendix A.

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3.04	Prior Plan Benefits

Notwithstanding the foregoing, the annual amount of retirement income in respect of service prior to the Effective Date shall not be less than the amount to which the Member was entitled under the terms of the Prior Plan.

3.05	Insured Benefits

Notwithstanding the foregoing, a Member’s retirement income shall be reduced by the amount of retirement income, if any, to which the Member is entitled under any group annuity contracts as detailed in the Prior Plan, calculated assuming that the Member receives such retirement income commencing on his Normal Retirement Date and ceasing with the payment made immediately prior to his death.

3.06	Maximum Formula

The annual amount, at the DB Member’s Normal Retirement Date, of a Member’s retirement income under the foregoing provisions of this Article shall not exceed the product of (a) and (b), where:

(a)	is the lesser of (i) and (ii), where:

(i)	is two percent (2%) of the Member’s Best Average Earnings-3; and

(ii)	is the defined benefit limit as defined under Revenue Rules at the Date of Determination;

(b)	is the Member’s Credited Service.

3.07	Plan Benefit

The Plan Benefit shall be the lesser of the Plan Formula and the Maximum Formula.

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Article 4 – Amount of Retirement Income

4.01	Normal Retirement

A DB Member who retires on his Normal Retirement Date shall receive an amount of retirement income commencing from the Member’s Normal Retirement Date, equal to the Plan Benefit determined using the Member’s Normal Retirement Date as his Date of Determination, payable in accordance with Article 5.

4.02	Early Retirement

(a)	Subject to paragraph (c), a DB Member who retires on an Early Retirement Date shall receive an amount of retirement income commencing, at the Member’s election, at any time on or prior to his Normal Retirement Date, determined in accordance with Article 3, but excluding Section 3.06, using the Member’s Early Retirement Date as his Date of Determination, multiplied by the applicable early retirement factor, in accordance with paragraph (b) hereof.

(b)	The early retirement factor referred to in paragraph (a) shall be determined in accordance with the paragraphs below, based upon complete calendar months:

(i)	The early retirement factor for a Member who was a Plan A Member or a Plan B Member under the Kraft Plan at January 1, 1991 and who did not become a Plan E Member under the Kraft Plan prior to March 1, 1991, shall be equal to one hundred percent (100%) less one-third of one percent (1/3%) for each month by which his Pension Commencement Date precedes the first day of the month following attainment of age sixty (60), and such factor shall apply to the portion of the retirement income in respect of Credited Plan A Service, Credited Plan B Service, Credited Plan C Service, Credited Plan D Service and Credited Past Service.

(ii)

The early retirement factor for a Plan A Member or a Plan B Member, who became a Plan E Member under the Kraft Plan prior to March 1,1991 shall be equal to one hundred percent (100%) less one quarter of

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one percent (1/4%) for each month by which his Pension Commencement Date precedes the first day of the month following attainment of age sixty (60) and such factor shall apply to the portion of the retirement income in respect of Credited Plan A Service, Credited Plan B Service, Credited Plan E Service and Credited Past Service.

(iii)	The early retirement factor, with respect to benefits attributable to Credited Plan E Service, for a Plan C Member who became a Plan E Member under the Kraft Plan after March 1, 1991, shall be determined in accordance with paragraph (ii).

(iv)	The early retirement factor applicable to a Member who joined the Kraft Plan after 1990 and was last hired by Kraft Canada Inc. prior to January 1, 2007 shall be equal to one hundred percent (100%) less one quarter of one percent (1/4%) for each month by which his Pension Commencement Date precedes the earliest of:

(A)	his Normal Retirement Date; and

(B)	the first day of the month following the date on which he would have both attained age sixty (60) and completed twenty-five (25) years of Continuous Service.

(v)	The early retirement factor applicable to a Member who was last hired by Kraft Canada Inc. on or after January 1, 2007 and prior to September 29, 2012 or the Company on or after September 29, 2012 shall be equal to one hundred percent (100%) less one half of one percent (1/2%) for each month by which his Pension Commencement Date precedes his Normal Retirement Date.

(c)	The retirement income payable under paragraph (a) shall not exceed the Maximum Formula, using the Early Retirement Date as the Date of Determination, multiplied by an early retirement factor equal to one hundred percent (100%) less one-quarter percent (1/4%) for each month, if any, by which the Member’s Pension Commencement Date precedes the earliest of:

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(i)	the date the Member attains age sixty (60);

(ii)	the date the Member completed, or would have completed had the Member continued in employment after his Early Retirement Date, thirty (30) years of early retirement eligibility service, as defined under Revenue Rules; and

(iii)	the date on which the aggregate of the Member’s age and early retirement eligibility service, as defined under Revenue Rules, is, or would have been had the Member continued in employment after his Early Retirement Date, equal to eighty (80) years.

4.03	Bridge Benefit

(a)	Subject to paragraph (d), a Member who retires on an Early Retirement Date and who was employed by the Company immediately prior to such date shall be entitled to receive an annual supplemental retirement income equal to $150 multiplied by his Credited Service, except that for a Member who was eligible to become a Plan E Member of the Kraft Plan at January 1, 1991 and who did not elect to become a Plan E Member under the Kraft Plan prior to March 1, 1991, the annual amount of supplemental retirement income shall be $96 for each year of Credited Service other than Credited Plan E Service to a maximum of thirty (30) years and $150 for each year of Credited Plan E Service less Credited Service used for the $96 supplemental retirement income. Such supplemental retirement income shall be paid in accordance with paragraph 5.01(b).

(b)	The annual supplemental retirement income payable under paragraph (a) at Pension Commencement Date shall not exceed the product of (i) and (ii), where:

(i)	is equal to the sum of:

(A)	the maximum annual pension benefit payable under the Old Age Security Act as at Pension Commencement Date; and

(B)	the maximum annual pension benefit payable under the Canada Pension Plan as at Pension Commencement Date to a person

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commencing to receive such pension benefit at age sixty-five (65), multiplied by the ratio, not to exceed one (1), that the total of the Member’s remuneration for the three (3) calendar years in which the remuneration is the highest bears to the total of the YMPE for those three (3) years;

(ii)	is equal to the sum of:

(A)	the ratio that the Member’s Credited Service prior to January I, 1992 bears to his total Credited Service; and

(B)	the product of:

(1)	the ratio that the Member’s Credited Service after December 31, 1991 bears to his total Credited Service;

(2)	the ratio that the lesser of (10) and the Member’s Credited Service bears to ten (10); and

(3)	one hundred percent (100%) less one-quarter of one percent (1/4%) for each month, if any, by which Pension Commencement Date precedes the date the Member will attain age sixty (60).

(c)	Notwithstanding the foregoing provisions of this Section, the annual rate of that portion of the total amount of retirement income payable to a Member at Pension Commencement Date which is in respect of Credited Service after December 31, 1991, under the foregoing provisions of this Section and Section 4.02, shall not exceed the sum of (i) and (ii), where:

(i)	is equal to the product of (A) and (B) as follows:

(A)	the amount specified in subparagraph 3.06(a)(ii);

(B)	Credited Service after December 31, 1991;

(ii)	is equal to the product of (A) and (B) as follows:

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(A)	twenty-five percent (25%) of the average of the YMPE for the calendar year in which the retirement income commences to be paid and the two (2) preceding calendar years, divided by thirty-five (35);

(B)	the Member’s Credited Service after December 31, 1991.

(d)	Notwithstanding the foregoing, a Member who was last hired by Kraft Canada Inc. on or after January 1, 2007 and prior to September 29, 2012 or by the Company on or after September 29, 2012 shall not be entitled to any supplemental retirement income pursuant to this Section 4.03.

4.04	Postponed Retirement[4]

Subject to Applicable Pension Laws, a DB Member who accrues Continuous Service after his Normal Retirement Date shall receive and annual retirement income commencing on his Postponed Retirement Date, determined in accordance with Article 3 using the Member’s Postponed Retirement Date as the Date of Determination, payable in accordance with Article 5.

Notwithstanding the preceding a Member who joined the Kraft Plan prior to January 1, 1991 and who accrues Continuous Service after his Normal Retirement Date shall have the option of receiving an annual retirement income commencing on his Normal Retirement Date, determined in accordance with Article 3 using the Member’s Normal Retirement Date as his Date of Determination in which case the Member shall be deemed to have retired on his Normal Retirement Date.

4.05	Excess Contributions

Subject to Applicable Pension Laws, a Member who is entitled to a benefit under this Article 4 shall also receive a lump sum payment that is equal to any Member Required DB Contributions made on or after January 1, 1987, together with Interest to his Retirement Date, that is in excess of fifty (50%) of the Actuarial Equivalent of the total Retirement Income Earned After 1986 under Plan B, Plan D and Plan E.

[4]	Applicable as modified in Appendix H for Members employed in Quebec.

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4.06	Grow-in to Early Retirement Benefits – Ontario Members Only

If the employment of a Member is involuntarily terminated by the Company and if the Member’s age and Continuous Service or membership in the Plan and the Kraft Plan at his Date of Determination equals 55 or more, the Member shall be entitled to:

(a)	the benefit payable pursuant to the provisions of Section 4.02 applicable to the Member; and

(b)	if the Member had also completed 10 years of Continuous Service or membership in the Plan at his Date of Determination, the benefit payable pursuant to Section 4.03 applicable to the Member,

if the Member elects to commence his retirement income pursuant to Section 4.02 of Part 1 prior to his Normal Retirement Date.

Notwithstanding the above, such a Member shall not be entitled to the benefits in paragraphs (a) and/or (b) of this Section 4.06 if his termination of employment is excluded from “grow-in benefits” under the Applicable Pension Laws.

For greater certainty, this Section 4.06 shall only apply where “grow-in benefits” are mandated under Applicable Pension Laws and is so mandated, subject to such Applicable Pension Laws.

4.07	OPP Benefits

In addition to the benefits under this Article 4, a Member who participates in the OPP shall receive the applicable benefits described in Schedule 6 of Appendix A.

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Article 5 – Payment of Retirement Benefits

5.01	Normal Form

(a)	Subject to Sections 5.02 and 5.03, the normal form of payment of retirement income payable under Article 4 or 7, except any supplemental retirement income payable under Section 4.03, shall be an annual retirement income payable in equal monthly instalments for the life of the DB Member, with the last payment due on the first (1st) day of the month in which the death of the Member occurs and with a guarantee that if the Member dies before sixty (60) payments are made, the remaining payments shall be paid to the Member’s Beneficiary. Notwithstanding the foregoing, for a Member other than a Plan E Member, payments shall be in the form of monthly instalments payable during his lifetime with the provision that the total payments received by the Member shall be at least equal to the Member’s Required Contributions accrued with Interest to his Retirement Date.

(b)	Payment of any supplemental retirement income payable under Section 4.03 shall be in the form of monthly instalments beginning on the Member’s Pension Commencement Date and ceasing with the payment made immediately prior to the earlier of:

(i)	the date of the Member’s death; or

(ii)	the Member’s Normal Retirement Date,

With the provision that, for a Member who has a Spouse on his Pension Commencement Date, on his death after retirement, sixty percent (60%) of such supplemental retirement income shall be paid to the Spouse. Payment to the Spouse shall be made monthly and shall cease with the payment made immediately prior to the earlier of:

(i)	the date of the Spouse’s death; or

(ii)	the Member’s Normal Retirement Date.

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5.02	Mandatory Spousal Pension

(a)	A Member who has a Spouse on his Pension Commencement Date shall be deemed to have elected an optional form, in accordance with Section 5.03, with the provision that sixty percent (60%) of the Member’s retirement income shall be payable to his Spouse after his death and with the provision that the total payments made to the Member and the Spouse shall be at least equal to the Member’s Required Contributions accrued with Interest to his Retirement Date.

(b)	A Member who was last hired by the Company on or after January 1, 2007 and who has a Spouse on his Pension Commencement Date shall be deemed to have elected an optional form, in accordance with Section 5.03, with the provision that sixty percent (60%) of the Member’s retirement income shall be payable to his Spouse after his death and with the provision that the total payments made to the Member and the Spouse shall be at least equal to the Member’s Required Contributions accrued with Interest to his Retirement Date. The amount of retirement income payable under this paragraph (b) shall be the Actuarial Equivalent to the normal form of retirement income payable under Section 5.01.

(c)	Subject to paragraph (b), the amount of retirement income payable under the mandatory spousal option shall be equal to the amount of retirement income under the normal form except for benefits payable under the OPP which shall be determined in accordance with the annuity purchase rates offered by insurance companies for this form of pension at the time the annuity is purchased.

(d)	Subject to Applicable Pension Laws, a DB Member and his Spouse may waive this form of pension by signing a waiver form to that effect. A Spouse who has waived entitlement to a survivor pension may revoke the waiver by filing a written notice with the Company prior to the Member’s Pension Commencement Date.

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5.03	Election of Optional Form[5]

Subject to Applicable Pension Laws, Revenue Rules and Section 5.02, a Member may elect, in lieu of the normal form of retirement income as described in paragraph 5.01(a), to receive his retirement income, except his temporary retirement income payable under Section 4.03, under any optional form of retirement income offered by the Company. Such written election in prescribed form must be filed with the Company at any time prior to the Pension Commencement Date. The retirement income payable under the elected option shall be the Actuarial Equivalent of the retirement income payable under the normal form as described in paragraph 5.01(a), or in the case of a Member with a Spouse who elects an optional form providing for a continuation percentage to the Spouse higher than sixty percent (60%), the Actuarial Equivalent of the retirement income payable under the mandatory spousal option as described in Section 5.02.

If the elected option provides for payment to a Spouse and the Spouse dies prior to the Pension Commencement Date, such election shall be void and the Member shall be permitted to elect another form of retirement income.

[5]	Applicable as modified in the Appendix for Members employed in Quebec.

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Article 6 – Death Benefits

6.01	Death Benefits Prior to Retirement Date[6]

If the death of a DB Member occurs prior to his Retirement Date, there shall be paid to the Member’s Beneficiary or Spouse, as applicable, a benefit as set out in (a) and (b) below:

(a)	For Retirement Income Earned Prior to 1987, a benefit as set out in (i) or (ii) below:

(i)	If the DB Member dies prior to his Retirement Date and if no benefit is payable under paragraph 6.01(a)(ii) below, the Member’s Beneficiary shall receive an amount equal to the Member’s Required Contributions made prior to January 1, 1987, if any, with Interest.

(ii)	If a DB Member dies after his attainment of age fifty-five (55) and prior to his Retirement Date, and provided that the Member was a Survivor Benefit Contributor, the Spouse of such deceased Member shall receive a retirement income equal to fifty percent (50%) of the retirement income to which the Member would have been entitled pursuant to Section 4.02, taking into account only Credited Past Service, had he retired on the first day of the month next following his death. Such retirement income shall be paid monthly to the Spouse commencing on the first day of the month next following the Member’s date of death and continuing thereafter during such Spouse’s remaining lifetime. In the event that such Spouse dies prior to receiving the aggregate retirement income payments at least equal to the benefit described in paragraph 6.01(a)(i), any such shortfall shall be paid in the form of a lump sum payment to the Spouse’s estate.

(b)	For Retirement Income Earned After 1986, the DB Member’s Spouse or, if the Member does not have a Spouse, his Beneficiary shall receive a lump sum equal

[6]	Applicable as modified in the Appendices for Members employed in Manitoba, New Brunswick and Newfoundland.

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to the Actuarial Equivalent of the Member’s Retirement Income Earned After 1986 plus the amount by which Required Contributions made on or after January 1, 1987, together with Interest to the date of death, exceed fifty percent (50%) of the Actuarial Equivalent of the total Retirement Income Earned After 1986 in respect of Credited Plan B Service, Credited Plan D Service and Credited Plan E Service.

Subject to Applicable Pension Laws, if an amount is payable to the Member’s Spouse, the Spouse may elect to receive such benefit, in lieu of the lump sum amount, as an immediate annuity or as a deferred annuity commencing not later than December 1st of the calendar year in which the Spouse attains age seventy-one (71) (or such other date permitted under Revenue Rules) or if later, within one year of the Member’s date of death. If the Spouse does not make an election within the period prescribed by Applicable Pension Laws, the Spouse shall be deemed to have elected an immediate retirement income.

6.02	Death Benefits After Normal Retirement Date and Before Postponed Retirement Date

Notwithstanding Section 6.01, if the death of a DB Member occurs after his Normal Retirement Date, but prior to his Postponed Retirement Date, for the purposes of determining any death benefit payable hereunder, the Member shall be deemed to have retired on the day preceding his death. However such benefit shall not have a lesser value than the benefit provided under Section 6.01.

6.03	Death Benefits After Retirement

(a)	If the death of a DB Member occurs after his Pension Commencement Date, there shall be paid to his Beneficiary or Spouse, as applicable, any benefits due in accordance with the retirement income option elected by the Member in accordance with Article 5.

(b)	If the death of a DB Member occurs after his Early Retirement Date but prior to his Pension Commencement Date, there shall be paid the benefits determined in accordance with Section 6.01.

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6.04	Commutation of Death Benefits[7]

(a)	Subject to Applicable Pension Laws, a Spouse who is entitled to a lump sum amount pursuant to Section 6.01, may elect in the manner and form prescribed by the Company, to have this amount:

(i)	paid into another registered pension plan, if this other plan so permits;

(ii)	paid into a registered retirement savings plan of the Spouse;

(iii)	transferred to an insurance company licensed to carry out an annuity business in Canada commencing not later than December 1st of the calendar year during which the Spouse attains age seventy-one (71) (or such other age permitted under Revenue Rules), or, if later, within one (1) year of the Member’s date of death, in a form acceptable under Revenue Rules; or

(iv)	paid into such other registered vehicle as may be approved under Applicable Pension Laws and Revenue Rules.

(b)	The amount of retirement income payable to a DB Member’s Beneficiary under a guarantee option may, if so requested by the Beneficiary, be paid in a lump sum Actuarially Equivalent to the remaining retirement income payments under the guarantee option.

(c)	The amount of any retirement income payable to a DB Member’s estate under a guarantee option, shall be paid in a lump sum Actuarially Equivalent amount to the remaining retirement income payments under the guarantee option.

6.05	OPP Benefits

In addition to the benefits under this Article 6, a Member who participates in the OPP shall receive the applicable benefits described in Schedule 6 of Appendix A.

[7]	Applicable as modified in the Appendices for Members employed in Alberta, British Columbia, Manitoba and Newfoundland.

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Article 7 – Termination of Employment

7.01	Termination Benefit

A DB Member whose employment with the Company is terminated, for any reason other than death or retirement, provided the Member has not attained age fifty-five (55), shall receive benefits as follows:

(a)	A retirement income commencing calculated in accordance with Article 3 using the Member’s date of termination as his Date of Determination and commencing on his Normal Retirement Date, or, in the case of an Early Retirement Eligible Member, calculated in accordance with Section 4.02 and payable commencing on his Early Retirement Date.

(b)	The amount by which Required Contributions made on or after January 1, 1987, or such other date as may be specified in Applicable Pension Laws, together with Interest to the Date of Determination, exceeds fifty percent (50%) of the Actuarial Equivalent of the retirement income earned in respect of Credited Service on or after January 1, 1987.

(c)	The retirement income specified in paragraph (a) in respect of Credited Service accrued on and after January 1, 2001, shall be increased on the date of its commencement to reflect fifty percent (50%) of the change in the Consumer Price Index for Canada published by Statistics Canada from the date of termination of employment to the date that is ten (10) years prior to Normal Retirement Date. The annualized increase shall not be less than zero percent (0%) or greater than two percent (2%). For determination of the amount specified in paragraph (b), the lump sum Actuarial Equivalent of the entitlement under paragraph (a) shall reflect the increase specified in this paragraph.

7.02	Earlier Commencement of Retirement Income

If a DB Member is entitled to receive a deferred retirement income in accordance with the provisions of this Article, such Member is not an Early Retirement Eligible Member, he may elect to start receiving his retirement income at any time within ten (10) years of

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his Normal Retirement Date. The amount of retirement income payable to such a Member shall be the retirement income payable at Normal Retirement Date, reduced to the lesser of (a) and (b) as follows:

(a)	the Actuarial Equivalent of the retirement income otherwise payable at Normal Retirement Date;

(b)	the retirement income which would have commenced at Normal Retirement Date multiplied by the applicable early retirement factor in accordance with paragraph 4.02(c) with the reference to Early Retirement Date changed to date of termination of employment.

7.03	Grow-in to Early Retirement Benefits – Ontario Members Only

If the employment of a Member is involuntarily terminated by the Company and if the Member’s age and Continuous Service or membership in the Kraft Plan and the Plan at his Date of Determination equals 55 or more, the Member shall be entitled to:

(a)	the benefit payable pursuant to Section 4.02 applicable to the Member; and

(b)	if the Member had also completed 10 years of Continuous Service or membership in the Plan at his Date of Determination, the benefit payable pursuant to Section 4.03 applicable to the Member,

if the Member elects to commence his retirement income pursuant to Section 7.02 prior to his Normal Retirement Date or to transfer the retirement income pursuant to Section 11.02(c).

Notwithstanding the above, such a Member shall not be entitled to the benefits in paragraphs (a) and/or (b) of this Section 11.03 if his termination of employment is excluded from “grow-in benefits” under Applicable Pension Laws

For greater certainty, this Section 4.06 shall only apply where “grow-in benefits” are mandated under Applicable Pension Laws and if so mandated, subject to such Applicable Pension Laws.

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7.04	OPP Benefits

In addition to the benefits under this Article 7, a Member who participates in the OPP shall receive the applicable benefits described in Schedule 6 of Appendix A.

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Article 8 – Disability Benefits

8.01	Total Disability

A DB Member who is on a period of leave due to Total Disability shall be eligible for the benefits described in Section 8.02. Such Member shall cease to qualify for such benefits upon the earliest of:

(a)	the Member’s Normal Retirement Date;

(b)	the date of the Member’s death;

(c)	the date the Member ceases to suffer from a Total Disability, as certified by a medical doctor licensed to practice under the laws of a province of Canada; or

(d)	the date of discontinuance of the Plan in whole or in part in respect of a Member affected by the discontinuance.

A DB Member who ceases to qualify for such benefits may, if he is eligible, elect to retire on his Normal Retirement Date or an Early Retirement Date. If he is not eligible to retire and if he does not return to active employment, the Member shall be deemed to terminate his employment in accordance with Article 7. In no event shall the Member continue to accrue benefits pursuant to Section 8.02 subsequent to his Retirement Date.

8.02	Disability Accrual

With respect to a DB Member who sustains a Total Disability, for the purposes of the Plan:

(a)	Average Earnings-5, Average Earnings-3 and YMPE Average shall be determined as of the date on which the Member became disabled;

(b)	Canada/Quebec Pension Plan Benefit shall be deemed to be equal to the benefit in effect immediately prior to his Total Disability;

(c)	Continuous Service shall continue to accrue in full;

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(d)	Credited Service shall continue to accrue at the rate in effective immediately prior to his Total Disability; and

(e)	Subject to Section 2.03, his benefit shall continue to accrue in accordance with the Schedule of benefits applicable to the DB Member as in effective immediately prior to the Member’s Total Disability.

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Article 9 – Related Employer Benefit Limitations

9.01	Related Employers

For purposes of this Article 9, “Related Employers” means the Company, an employer that is a company that is related within the meaning of the Income Tax Act (Canada) to the Company, or a partnership or joint venture in which the Company is a partner or joint venturer and in respect of which the Company does not act at arm’s length.

9.02	Lifetime Benefit

The amount of lifetime retirement income benefit payable under the Plan to a Member, a Member’s Beneficiary or a Member’s Spouse, as applicable, shall not cause the lifetime retirement income benefits payable in respect of the Member under the defined benefit provisions of all registered pension plans in which Related Employers participate, to exceed, in the aggregate, the lifetime retirement income limits set out under Revenue Rules.

9.03	Bridge Benefit

The amount of temporary retirement income benefit payable under the Plan to a Member, a Member’s Beneficiary and a Member’s Spouse, as applicable, shall not cause the temporary retirement income benefits payable in respect of the Member under the defined benefit provisions of all registered pension plans in which Related Employers participate to exceed, in the aggregate, the temporary retirement income limits set out under Revenue Rules.

9.04	Combined Lifetime Benefit and Bridge Benefit

The amount of the combined lifetime retirement income benefit and temporary retirement income benefit payable under the Plan to a Member, a Member’s Beneficiary and a Member’s Spouse, as applicable, shall not cause the combined lifetime retirement income benefits payable in respect of the Member under the defined benefit provisions of all registered pension plans in which Related Employers participate, to exceed, in the aggregate, the combined lifetime retirement income and temporary retirement income limits set out under Revenue Rules.

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9.05	Pension Adjustment

In each calendar year, the amount of retirement income accrued by the Member under the Plan shall not cause the pension adjustments, as determined in accordance with Revenue Rules, in respect of the Member under all registered pension plans in which Related Employers participate, to exceed, in the aggregate, the money purchase limit, as defined in Revenue Rules.

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Article 10 – Transfer of Employment

10.01	Transfers While Not Remaining an Employee

The transfer of a DB Member within the Company to a category of employment such that the Member ceases to be an Employee, or to a Canadian company which is associated with the Company but which does not itself participate in the Plan, shall not constitute a termination of employment pursuant to Article 7. In the event of such transfer, the Member’s:

(a)	Continuous Service (for benefit eligibility purposes) shall include all periods of uninterrupted, regular employment of the Member while he remains in the employment of the associated company, as applicable;

(b)	Credited Service (for benefit computation purposes) shall exclude those periods of employment during which he is not an Employee except as previously provided in Section 1.02(b)(vii);

(c)	Average Earnings-5, Average Earnings-3 shall be determined at the Member’s Date of Determination;

(d)	the benefits payable under the Plan shall be determined in accordance with the applicable provisions of the Plan on the earliest of:

(i)	the termination of employment with the Company or the associated company; and

(ii)	the Member’s death.

Provided the Member does not elect, as may be provided under Applicable Pension Laws to receive benefits in accordance with Article 7.

If the DB Member is transferred to a foreign affiliate of the Company, the Member’s benefit shall be determined in accordance with the Company’s policy on such transfers subject to any limits under the Revenue Rules or the Applicable Pension Laws.

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10.02	Transfers Where Becomes an Employee

In the event of the transfer of an employee, on or after September 29, 2012, within the Company or from another associated company to a category of employment such that the Member becomes an Employee upon such transfer for the purposes of this Plan,

(a)	the Member’s Continuous Service (for benefit eligibility purposes) shall include all periods of uninterrupted, regular employment of the Member while he was in the employment of the Company or associated company; and

(b)	the Member shall become a DC Member at his date of transfer.

Notwithstanding the above provisions, in the event of the transfer of an employee on or after September 29, 2012, who was hired prior to January 1, 2011, from an foreign affiliate of Kraft Canada Inc. and who prior to January 1, 2011 participated in a defined benefit provision of a plan of the foreign affiliate, to a category of employment such that the Member becomes an Employee upon such transfer for purposes of the Plan,

(c)	the Member’s Continuous Service (for benefit eligibility purposes) shall include all periods of uninterrupted, regular employment of the Member while he was an employee of the foreign affiliate; and

(d)	the Member shall become a DB Member participating under Part 3 of the Plan as a Plan E Member at his date of transfer.

An employee, who was hired on or after January 1, 2011, and transfers from foreign affiliates of the Company to a category of employment such that the Member becomes an Employee upon such transfer shall become a DC Member of the Plan as his date of transfer in accordance with the preceding provisions of this Section 9.03.

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Article 11 – Transfers of Funds

11.01	Transfer from Registered Plan of Previous Employer

Where there exists a Reciprocal Agreement between the Company and a previous employer, the Company shall accept deposits into the Fund to the credit of a Member by way of transfer from the Member’s previous employer’s registered pension plan or deferred profit sharing plan. Amounts so transferred shall be accepted in accordance with the terms of the Reciprocal Agreement.

11.02	Transfer to Other Registered Plan

(a)	Where there exists a Reciprocal Agreement between the Company and the subsequent employer of a Member, transfer payments may be made into the fund of the subsequent employer’s registered pension plan. The amount of such transfer shall be determined in accordance with the Reciprocal Agreement.

(b)	Where no Reciprocal Agreement exists, any cash settlement to which the Member is entitled in accordance with Section 4.05, paragraph 7.01(b) or 10.06 of Part 1 may be:

(i)	paid into another registered pension plan, if this other plan so permits;

(ii)	paid into a registered retirement savings plan of the Member;

(iii)	transferred to an insurance company licensed to carry out an annuity business in Canada for the purchase of an immediate life annuity or a deferred life annuity commencing not later than December 1st of the calendar year during which the Member attains age seventy-one (71) (or such other date permitted under Revenue Rules) in a form acceptable under Revenue Rules; or

(iv)	paid into such other registered vehicle as may be approved under Applicable Pension Laws and Revenue Rules.

(c)	Where no Reciprocal Agreement exists and:

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(i)	a Member, including any Member who is no longer employed by the Company, is entitled to receive a deferred retirement income in accordance with Article 7; or

(ii)	where required by Applicable Pension Laws, a Spouse who is entitled to a retirement income under the Plan upon the death of the Member prior to the commencement of payment of the Member’s retirement income, may direct that the lump sum Actuarial Equivalent of such retirement income be:

(iii)	transferred to an insurance company licensed to carry out an annuities business in Canada for the purchase of an immediate annuity or a deferred life annuity commencing not later than December 31 of the calendar year during which the Member attains age seventy-one (71) or the Spouse attains such age or date specified under Revenue Rules, as applicable, in a form acceptable under Applicable Pension Laws and Revenue Rules;

(iv)	transferred to another registered pension plan, if this other plan so permits;

(v)	transferred to such other type of registered plans or vehicles as approved under Applicable Pension Laws and Revenue Rules;

subject to any approval by the Member’s Spouse that is required by Applicable Pension Laws. Such transfer shall only be permitted if the administrator of such plan agrees in writing to administer such transferred pension credit within the conditions of Applicable Pension Laws.

The Member or Spouse may elect to make such a transfer:

(vi)	upon termination of employment with the Company or upon the Member’s death, as applicable;

(vii)	at any other date as may be specified in Applicable Pension Laws; and

(viii)	at any other date as may be authorized by the Company.

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(d)	As may be permitted under Applicable Pension Laws, the Company may require a Member or a Spouse, as applicable, who is entitled to an amount of retirement income to transfer the lump sum Actuarial Equivalent of the benefit to another registered vehicle.

(e)	An amount transferred in accordance with paragraph (c), or a cash settlement payable to a Member under Section 10.06 of Part 1 and transferred in accordance with paragraph (b), to a registered retirement savings plan, registered retirement income fund or a money purchase provision of a registered pension plan, shall not exceed the product of (i) and (ii), where:

(i)	is the annual amount of retirement income equal to the Plan Benefit using the Member’s date of termination of employment or Retirement Date, as applicable, as the Date of Determination; and

(ii)	is the appropriate factor from the following table:

Attained Age at Date of Calculation	Factor
Under 50	9.0
50	9.4
51	9.6
52	9.8
53	10.0
54	10.2
55	10.4
56	10.6
57	10.8
58	11.0
59	11.3
60	11.5
61	11.7
62	12.0
63	12.2
64	12.4
65	12.4
66	12.0
67	11.7
68	11.3

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Attained Age at Date of Calculation	Factor
69	11.0
70	10.6
71	10.3

For non-integral ages lower than 64, the appropriate factor shall be determined on an interpolated basis.

If the Member retires on a Postponed Retirement Date, the amount under subparagraph (i) above shall include any actuarial increase to which the Member may be entitled under Section 4.04.

(f)	If the amount to be transferred exceeds the maximum transferable amount determined above, such excess shall be paid to the Member in cash.

The transfers this Section shall be subject to any limitations prescribed by Applicable Pension Laws in respect of the transfer of monies from the Fund.

(g)	The transfers under paragraphs (a), (b), (c) and (d), excluding any refund of Member Required DB Contributions with Interest or Member Voluntary DB Contributions with Interest, shall be subject to any limitations prescribed by Applicable Pension Laws in respect of the transfer of monies from the Fund.

Mondelez Canada Inc.	Appendix A – Schedule 1 to Part 3 –Plan A
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Appendix A – Schedule 1 to Part 3 – Plan A

A1.01	The provisions of this Schedule shall only be applicable to Members during such periods as they are accruing Credited Plan A Service. This Schedule is closed to new Members.

A1.02	Member Required DB Contributions

A Plan A Member shall not be required, nor allowed, to make Required DB Contributions.

A1.03	Future Service Benefits

A Plan A Member’s Future Service Benefit shall be equal to one and one-quarter percent (1-1/4%) of the Member’s Average Earnings-5 less one and three-sevenths percent (1-3/7%) of the Member’s Canada/Quebec Pension Plan Benefit, all multiplied by his Credited Plan A Service.

Mondelez Canada Inc.	Appendix A – Schedule 2 to Part 3 – Plan B
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Appendix A – Schedule 2 to Part 3 – Plan B

A2.01	The provisions of this Schedule shall only be applicable to Members during such periods as they are accruing Credited Plan B Service. This Schedule is closed to new Members.

A2.02	Member Required DB Contributions

A Plan B Member shall be required to contribute in each calendar year or portion thereof, an amount equal to three percent (3%) of his Earnings.

A2.03	Future Service Benefits

A Plan B Member’s Future Service Benefit shall be equal to two percent (2%) of the Member’s Average Earnings-5 less one and three-sevenths percent (1-3/7%) of the Member’s Canada/Quebec Pension Plan Benefit all multiplied by his Credited Plan B Service.

Mondelez Canada Inc.	Appendix A – Schedule 3 to Part 3 – Plan C
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Appendix A – Schedule 3 to Part 3 – Plan C

A3.01	The provisions of this Schedule shall only be applicable to Members during such periods as they are accruing Credited Plan C Service. This Schedule is closed to new Members.

A3.02	Member Required DB Contributions

A Plan C Member shall not be required, nor allowed, to make Required DB Contributions.

A3.03	Future Service Benefits

A Plan C Member’s Future Service Benefit shall be equal to one and one-quarter percent (1-1/4%) of the Member’s Average Earnings-5 less two and six-sevenths percent (2-6/7%) of the Member’s Canada/Quebec Pension Plan Benefit all multiplied by his Credited Plan C Service.

Mondelez Canada Inc.	Appendix A – Schedule 4 to Part 3 –Plan D
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Appendix A – Schedule 4 to Part 3 – Plan D

A4.01	The provisions of this Schedule shall only be applicable to Members during such periods as they are accruing Credited Plan D Service. This Schedule is closed to new Members.

A4.02	Member Required DB Contributions

A Plan D Member shall be required to contribute in each calendar year or portion thereof, an amount equal to three percent (3%) of his Earnings.

A4.03	Future Service Benefits

A Plan D Member’s Future Service Benefit shall be equal to two percent (2%) of the Member’s Average Earnings-5 less two and six-sevenths percent (2-6/7%) of the Member’s Canada/Quebec Pension Plan Benefit all multiplied by his Credited Plan D Service.

Mondelez Canada Inc.	Appendix A – Schedule 5 to Part 3 – Plan E
Mondelez Canada Inc. Retirement Plan for Canadian Salaried Employees Effective September 29, 2012	Page 91

Appendix A – Schedule 5 to Part 3 – Plan E

A5.01	The provisions of this Schedule shall only be applicable to Members during such periods as they are accruing Credited Plan E Service. For Employees joining the DB Provisions of the Plan in accordance with Section 8.03 of Part 2 or Section 10.03 of Part 3, this Schedule is open.

A5.02	Member Required DB Contributions

A Plan E Member shall be required to contribute in each calendar year or portion thereof, an amount equal to two and one-half percent (2-1/2%) of his Earnings up to the YMPE and five percent (5%) of his Earnings in excess of the YMPE. For the period from January 1, 1991 to February 28, 1991, the Member Required DB Contributions should be in accordance with the provisions of the Kraft Plan applicable to the Member on December 31, 1990. For a Member who becomes a member of the Kraft Plan in January or February 1991, Member Required DB Contributions shall be equal to zero (0) prior to March 1, 1991.

A5.03	Future Service Benefits

A Plan E Member’s Future Service Benefit shall be equal to one and one-tenth percent (1.1%) of his Average Earnings-3 up the YMPE Average and one and eighty-five hundredths percent (1.85%) of his Average Earnings-3 in excess of the YMPE Average all multiplied by his Credited Plan E Service.

Mondelez Canada Inc.	Appendix A – Schedule 6 to Part 3 – Optional Pension Plan Members
Mondelez Canada Inc. Retirement Plan for Canadian Salaried Employees Effective September 29, 2012	Page 92

Appendix A – Schedule 6 to Part 3 – Optional Pension Plan Members

A-6.01	The provisions of this Schedule shall only be applicable to Members during such periods after they started making OPP Member Contributions. The benefits payable under this Schedule shall be in addition to the benefits payable under Part 3 and any other Schedules of this document.

The OPP is the optional defined contribution portion of the Plan which is closed to all Employees hired or rehired on or after the Effective Date.

A-6.02	OPP Member Contributions

An OPP Member may elect to contribute to his OPP Member Account an amount not exceeding 6% of his Earnings.

Notwithstanding the forgoing, a Cangro Member shall not make OPP Member Contributions after January 13, 2006, or such later date as provided in the Cangro Agreement.

A-6.03	OPP Company Contributions

In each calendar year or portion thereof and subject to the provisions of Section 5.01 and 5.02 of Part 1, an amount equal to fifty-five percent (55%) of the OPP Member Contributions made by the OPP Member in such calendar year or portion of calendar year shall be deposited in the OPP Company Account of the OPP Member.

A-6.04	OPP Benefits

The amount of benefits payable out of the OPP shall be those benefits which may be purchased from an insurance company using the full balance of the OPP Member Account and the OPP Company Account. Upon termination of employment, the OPP Member shall be permitted to transfer the full balance of the OPP Member Account and the OPP Company Account to another registered vehicle as permitted under the Applicable Pension Laws and Revenue Rules.

Mondelez Canada Inc.	Appendix A – Schedule 6 to Part 3 – Optional Pension Plan Members
Mondelez Canada Inc. Retirement Plan for Canadian Salaried Employees Effective September 29, 2012	Page 93

A-6.05	Pre-Retirement Death

If an OPP Member dies prior to receiving the balance of his accounts his Beneficiary or, where required by Applicable Pension Laws, his Spouse, shall receive a lump sum equal to the full balance of his OPP Member Account and his OPP Company Account.

A-6.06	OPP Administrative Rules

(a)	An OPP Member may change, discontinue, or reinstate his level of OPP Member Contributions on the first day of any month.

(b)	OPP Member Contributions shall be deposited in individual OPP Member Accounts. OPP Member Accounts shall also include the amounts transferred from such accounts under the Kraft Plan for Kraft Transferred Members.

(c)	OPP Company Contributions shall be deposited in individual OPP Company Accounts. OPP Company Accounts shall also include the amounts transferred from such accounts under the Kraft Plan for Kraft Transferred Members.

(d)	OPP Member Accounts and OPP Company Accounts shall be invested, at the direction of the OPP Member, in a number of investment options to be made available by the Funding Agent(s) under the terms of the Funding Agreement(s). An OPP Member may change such direction on the first day of any month.

(e)	OPP Member Accounts and OPP Company Accounts shall be valued at least monthly, at which time all interest, dividend and other investment earnings of the portion of the Fund in which the accounts are invested shall be allocated to each account.

(f)	The Company shall establish and communicate other administrative procedures to ensure the efficient administration of the OPP.

A-6.07	OPP Maximum Contributions

The Company shall establish administrative procedures such that the total of OPP Company Contributions and OPP Member Contributions and any OPP Transfers as defined in Section A-6.08 shall not exceed the amount of contributions permissible

Mondelez Canada Inc.	Appendix A – Schedule 6 to Part 3 – Optional Pension Plan Members
Mondelez Canada Inc. Retirement Plan for Canadian Salaried Employees Effective September 29, 2012	Page 94

under Revenue Rules, taking into account the pension credits derived under this Plan and any other registered pension plan of a company that is related to the Company within the meaning of the Revenue Rules.

A-6.08	OPP Transfers

On or after February 7, 2000 and subject to Article A6.07, an OPP Member was permitted to contribute to the OPP any amounts transferred from the Kraft Canada Inc. Employee Savings Plan. Any such funds so transferred shall be defined as “OPP Transfers”, did not attract any OPP Company Contributions under Section A-6.03, and were deposited in the OPP Member Account of the OPP Member. Effective July 31, 2003, OPP Transfers were no longer permitted.

Mondelez Canada Inc. Mondelez Canada Inc. Retirement Plan for Canadian Salaried Employees Effective September 29, 2012	Appendix B – Alberta Page 95

Appendix B – Provincial Provisions – Alberta

Notwithstanding any other provision of the Plan, the provisions of this Appendix B shall apply to a Member who is an Alberta Employee.

“Alberta Employee” means an Employee who reports to work at an establishment of the Company in the Province of Alberta. If the Employee is not required to report to work at an establishment of the Company or is required to report to more than one (1) establishment of the Company in different provinces, “Alberta Employee” means an Employee who is paid from an establishment of the Company, such establishment being situated in the Province of Alberta.

PART 1 – GENERAL PROVISIONS

Article 2 – Construction, Interpretation and Definitions

2.71	“Spouse” means, subject to the requirements of the Applicable Pension Laws, the person who, at the earlier of the Member’s Pension Commencement Date and the date of the Member’s death, meets one (1) of the following eligibility requirements:

(a)	the person who is married to the Member and has not been living separate and apart from the Member for three (3) or more consecutive years; or

(b)	if there is no person to whom paragraph (a) above applies, the person who, immediately preceding the relevant time, lived with the Member in a conjugal relationship:

(i)	for a continuous period of at least three (3) years; or

(ii)	of some permanence, if there is a child of the relationship by birth or adoption.

Mondelez Canada Inc. Mondelez Canada Inc. Retirement Plan for Canadian Salaried Employees Effective September 29, 2012	Appendix B – Alberta Page 96

Article 10 – General Provisions

10.06	Commutation of Benefits

(a)	Retirement income under Part 3 or the value of the Member’s DC Account under Part 2 may, before payment of that benefit has commenced, be commuted and paid in a lump sum at the discretion of the Member or the Member’s Spouse if the Member has died, if:

(i)	the annual retirement income that would be payable to the Member under Part 3 at or after Normal Retirement Date or the retirement income that would be payable to the Member from the value of the DC Account does not exceed four percent (4%) of the YMPE as at the date the Member or the Member’s Spouse, as applicable, makes the application in the prescribed form; or

(ii)	the lump sum Actuarial Equivalent of such retirement income under Part 3 or the value of the Member’s DC Account under Part 2 does not exceed twenty percent (20%) of the YMPE as at the date the Member or the Member’s Spouse, as applicable, makes the application in the prescribed form.

The amount of any such form of benefit settlement shall be the Actuarial Equivalent of the benefit remaining to be paid.

(b)	Retirement income under Part 3 and the value of the Member’s DC Account under Part 2 payable to a Member may be commuted and paid in a lump sum if the Member has a terminal illness or a disability, certified by a medical practitioner, which is likely to shorten the Member’s life considerably. If the Member has a Spouse, the retirement income may only be commuted if the Spouse completes a waiver in the form and manner prescribed by Applicable Pension Laws.

(c)

Retirement income under Part 3 and the value of the Member’s DC Account under Part 2 required to be paid under the Plan to a Member who has ceased to accrue Continuous Service and who has been a non-resident of Canada for

Mondelez Canada Inc. Mondelez Canada Inc. Retirement Plan for Canadian Salaried Employees Effective September 29, 2012	Appendix B – Alberta Page 97

purposes of Revenue Rules, may be commuted and paid in a lump sum at the request of the person entitled to the benefit, provided that the prescribed forms are completed and filed as required by Applicable Pension Laws. If the Member has a Spouse, an election to commute and receive a lump sum payment may only be made if the Spouse completes a waiver in the form and manner prescribed by Applicable Pension Laws.

(d)	The Company may, at its sole discretion, require a Member who is entitled to an amount of deferred retirement income under Part 3, who is more than 10 years prior to Normal Retirement Date to transfer, in lieu of any other benefit under the Plan, the lump sum Actuarial Equivalent of such deferred retirement income, if the lump sum Actuarial Equivalent of the benefits payable under Part 3 is less than 20% of the YMPE in the year of termination.

PART 2 – DEFINED CONTRIBUTION PROVISIONS

Article 6 – Death Benefits

6.02	Payment of Death Benefits

(a)	If a DC Member dies, distribution of the Member’s DC Account payable in accordance with Section 6.01 to the Member’s Spouse shall be made as:

(i)	a transfer to a locked-in retirement savings vehicle as prescribed under the Applicable Pension Laws, or

(ii)	a single premium purchase of a life annuity from an insurance company, commencing no later than the end of the calendar year in which the Spouse attains age 71, or such other age as may be permitted by Revenue Rules, or if later, within one year of the Member’s date of death, in a form acceptable under Applicable Pension Laws and Revenue Rules.

as designated by the Spouse or if the Spouse fails to make a designation within the time required or permitted under Applicable Pension Laws, as may be

Mondelez Canada Inc. Mondelez Canada Inc. Retirement Plan for Canadian Salaried Employees Effective September 29, 2012	Appendix B – Alberta Page 98

determined by the Company in its absolute discretion in such form as may be permitted under Applicable Pension Laws.

(b)	The value of the Member’s DC Account shall be determined as of the Valuation Date coincident with or immediately preceding the date of distribution.

(c)	Distribution of the Member’s DC Account on the death of a Member to the Member’s Beneficiary who is not a Spouse shall be made as a lump sum cash payment.

PART 3 – DEFINED BENEFIT PROVISIONS

Article 6 – Death Benefits

6.04	Commutation of Death Benefits

(a)	A Spouse who is entitled to a lump sum amount pursuant to Section 6.01, may elect in the manner and form prescribed by the Company, to have this amount:

(i)	paid into another registered pension plan, if this other plan so permits; or

(ii)	paid into a locked-in registered retirement savings plan of the Spouse prescribed under the Applicable Pension Laws.

(b)	The amount of retirement income payable to a Member’s Beneficiary under a guarantee option may, if so requested by the Beneficiary, be paid in a lump sum Actuarially Equivalent to the remaining retirement income payments under the guarantee option.

(c)	The amount of any retirement income payable to a Member’s estate under a guarantee option, shall be paid in a lump sum Actuarially Equivalent amount to the remaining retirement income payments under the guarantee option.

Mondelez Canada Inc. Mondelez Canada Inc. Retirement Plan for Canadian Salaried Employees Effective September 29, 2012	Appendix C – British Columbia Page 99

Appendix C – Provincial Provisions – British Columbia

Notwithstanding any other provision of the Plan, the provisions of this Appendix C shall apply to a Member who is a British Columbia Employee.

“British Columbia Employee” means an Employee who reports to work at an establishment of the Company in the Province of British Columbia. If the Employee is not required to report to work at an establishment of the Company or is required to report to more than one (1) establishment of the Company in different provinces, “British Columbia Employee” means an Employee who is paid from an establishment of the Company, such establishment being situated in the Province of British Columbia.

PART 1 – GENERAL PROVISIONS

Article 2 – Construction, Interpretation and Definitions

2.71	“Spouse” means, subject to the requirements of the Applicable Pension Laws, the person who, at the earlier of the commencement of the Member’s pension and the date of the Member’s death, meets one (1) of the following eligibility requirements:

(a)	the person who is married to the Member and who, if living separate and apart from the Member at relevant time, did not live separate and apart from the Member for no longer than the two (2) year period immediately preceding the relevant time; or

(b)	if there is no person under paragraph (a), the person who is living and cohabiting with such Member in a marriage-like relationship, including a marriage-like relationship between persons of the same gender, and who lived and cohabited in that relationship in the two (2) year period immediately preceding the relevant time.

Mondelez Canada Inc. Mondelez Canada Inc. Retirement Plan for Canadian Salaried Employees Effective September 29, 2012	Appendix C – British Columbia Page 100

Article 10 – General Provisions

10.06	Commutation of Benefits

(a)	Retirement income under Part 3 and the value of the DC Account under Part 2 required to be paid under the Plan may be commuted and paid in a lump sum, at the discretion of the Member or the Member’s Spouse if the Member has died, if:

(i)	the annual retirement income that would be payable to a Member at or after Normal Retirement Date is less than ten percent (10%) of the YMPE as at the Date of Determination; or

(ii)	the lump sum Actuarial Equivalent of such retirement income does not exceed twenty percent (20%) of the YMPE as at the Date of Determination.

The amount of any such form of benefit settlement shall be the Actuarial Equivalent of the benefit remaining to be paid.

(b)	Retirement income under Part 2 or Part 3 payable to a Member may be commuted and paid in a lump sum if the Member has a physical disability, certified by a medical practitioner, which is likely to considerably shorten the Member’s life expectancy.

(c)	Retirement income required to be paid under Part 2 or Part 3 of the Plan to a Member who has ceased to accrue Continuous Service and who has been a non-resident of Canada for purposes of Revenue Rules for more than two (2) years may be commuted and paid in a lump sum, at the request of the person entitled to the benefit, provided the appropriate forms are completed and filed as required by Applicable Pension Laws.

Mondelez Canada Inc. Mondelez Canada Inc. Retirement Plan for Canadian Salaried Employees Effective September 29, 2012	Appendix C – British Columbia Page 101

PART 2 – DEFINED CONTRIBUTION PROVISIONS

Article 6 – Death Benefits

6.02	Payment of Death Benefits

(a)	If a DC Member dies, distribution of the Member’s DC Account payable in accordance with Section 6.01 to the Member’s Spouse shall be made as:

(i)	a transfer to a locked-in retirement savings vehicle as prescribed under the Applicable Pension Laws, or

(ii)	a single premium purchase of a life annuity from an insurance company, commencing no later than the end of the calendar year in which the Spouse attains age 71, or such other age as may be permitted by Revenue Rules, or if later, within one year of the Member’s date of death, in a form acceptable under Applicable Pension Laws and Revenue Rules.

as designated by the Spouse or if the Spouse fails to make a designation within the time required or permitted under Applicable Pension Laws, as may be determined by the Company in its absolute discretion in such form as may be permitted under Applicable Pension Laws.

(b)	The value of the Member’s DC Account shall be determined as of the Valuation Date coincident with or immediately preceding the date of distribution.

(c)	Distribution of the Member’s DC Account on the death of a Member to the Member’s Beneficiary who is not a Spouse shall be made as a lump sum cash payment.

Mondelez Canada Inc. Mondelez Canada Inc. Retirement Plan for Canadian Salaried Employees Effective September 29, 2012	Appendix C – British Columbia Page 102

PART 3 – DEFINED BENEFIT PROVISIONS

Article 6 – Death Benefits

6.04	Commutation of Death Benefits

(a)	A Spouse who is entitled to a lump sum amount pursuant to Section 6.01, may elect in the manner and form prescribed by the Company, to have this amount:

(i)	paid into another registered pension plan, if this other plan so permits;

(ii)	paid into a locked-in registered retirement savings plan of the Spouse;

(iii)	transferred to an insurance company licensed to carry out an annuity business in Canada commencing not later than December 1st of the calendar year during which the Spouse attains age seventy-one (71) (or such other age permitted under Revenue Rules), or, if later, within one (1) year of the Member’s date of death, in a form acceptable under Revenue Rules; or

(iv)	paid into such other registered vehicle as may be approved under Applicable Pension Laws and Revenue Rules.

(b)	The amount of retirement income payable to a Member’s Beneficiary under a guarantee option may, if so requested by the Beneficiary, be paid in a lump sum Actuarially Equivalent to the remaining retirement income payments under the guarantee option.

(c)	The amount of any retirement income payable to a Member’s estate under a guarantee option, shall be paid in a lump sum Actuarially Equivalent amount to the remaining retirement income payments under the guarantee option.

Mondelez Canada Inc. Mondelez Canada Inc. Retirement Plan for Canadian Salaried Employees Effective September 29, 2012	Appendix D – Manitoba Page 103

Appendix D – Provincial Provisions – Manitoba

Notwithstanding any other provisions of the Plan, this Appendix D shall apply to each Manitoba Employee.

“Manitoba Employee” means an Employee who reports to work at an establishment of the Company in the Province of Manitoba. If the Employee is not required to report to work at an establishment of the Company or is required to report to more than one (1) establishment of the Company in different provinces, “Manitoba Employee” means an Employee who is paid from an establishment of the Company, such establishment being situated in the Province of Manitoba.

PART 1 – GENERAL PROVISIONS

Article 2 – Construction, Interpretation and Definitions

2.71	“Spouse” means, subject to the requirements of the Applicable Pension Laws, the person, at the earlier of a Member’s Pension Commencement Date and the date of the Member’s death, meets one (1) of the following eligibility requirements:

(a)	the person who is married to the Member; or

(b)	the common-law partner who, not being married to the Member, meets one (1) of the following eligibility requirements:

(i)	the person who, with such Member, registered a common-law relationship under section 13.1 of The Vital Statistics Act;

(ii)	the person who has resided with such Member in a conjugal relationship for at least three (3) years if either of them is married; or

(iii)	the person who has resided with such Member in a conjugal relationship for at least one (1) year if neither of them is married.

Mondelez Canada Inc. Mondelez Canada Inc. Retirement Plan for Canadian Salaried Employees Effective September 29, 2012	Appendix D – Manitoba Page 104

For greater certainty, a Spouse who satisfies shall only be considered to have survived the Member if such Spouse was cohabiting with the Member immediately prior to the death of the Member or the Member’s Pension Commencement Date, as applicable, and such Spouse provides evidence to this effect satisfactory to the Company.

Article 10 – General Provisions

10.06	Commutation of Benefits

(a)	Retirement income under Part 3 and the value of the Member DC Account under Part 2 may be commuted and paid in a lump sum if:

(i)	the annual retirement income that would be payable to the Member under Part 3 at Normal Retirement Date is less than 4% of the YMPE as at the Date of Determination; or

(ii)	the lump sum Actuarial Equivalent of the Member’s retirement income under Part 3 is less than 20% of the YMPE as at the Date of Determination; or

(iii)	the value of the Member’s Account under Part 2 is less than 20% of the YMPE.

The amount of any such form of benefit settlement shall be the Actuarial Equivalent of the benefit remaining to be paid.

(b)	A benefit required to be paid under Part 2 or Part 3 to a Member who has ceased to accrue Continuous Service and who is a non-resident of Canada for purposes of Revenue Rules, may be commuted and paid in a lump sum at the request of the Member, provided that the appropriate forms are completed and filed as required by Applicable Pension Laws. If the Member has a Spouse, an election to commute and receive a lump sum payment may only be made if the Spouse completes a waiver in the form and manner prescribed by Applicable Pension Laws.

Mondelez Canada Inc. Mondelez Canada Inc. Retirement Plan for Canadian Salaried Employees Effective September 29, 2012	Appendix D – Manitoba Page 105

PART 2 – DEFINED CONTRIBUTION PROVISIONS

Article 6 – Death Benefits

6.02	Payment of Death Benefits

(a)	If a DC Member dies, distribution of the Member’s DC Account payable in accordance with Section 6.01 to the Member’s Spouse shall be made as:

(i)	a transfer to a locked-in retirement savings vehicle as prescribed under the Applicable Pension Laws, or

(ii)	single premium purchase of a life annuity from an insurance company, commencing no later than the end of the calendar year in which the Spouse attains age 71, or such other age as may be permitted by Revenue Rules, or if later, within one year of the Member’s date of death, in a form acceptable under Applicable Pension Laws and Revenue Rules.

as designated by the Spouse or if the Spouse fails to make a designation within the time required or permitted under Applicable Pension Laws, as may be determined by the Company in its absolute discretion in such form as may be permitted under Applicable Pension Laws.

(b)	The value of the Member’s DC Account shall be determined as of the Valuation Date coincident with or immediately preceding the date of distribution.

(c)	Distribution of the Member’s DC Account on the death of a Member to the Member’s Beneficiary who is not a Spouse shall be made as a lump sum cash payment.

Mondelez Canada Inc. Mondelez Canada Inc. Retirement Plan for Canadian Salaried Employees Effective September 29, 2012	Appendix D – Manitoba Page 106

PART 3 – DEFINED BENEFIT PROVISIONS

6.01	Death Benefits Prior to Retirement Date

(a)	If the death of a DB Member occurs prior to his Retirement Date, there shall be paid to the Member’s Beneficiary or Spouse, as applicable, a benefit as set out in (i) or (ii) below:

(i)	If the DB Member dies prior to his Retirement Date and if no benefit is payable under paragraph 6.01(a)(ii) below, the Member’s Beneficiary shall receive an amount equal to the Actuarial Equivalent of the amount that would be payable pursuant to Section 7.01 if the Member had terminated employment on his date of death.

(ii)	If a DB Member dies after his attainment of age fifty-five (55) and prior to his Retirement Date, and provided that the Member was a Survivor Benefit Contributor, the Spouse of such deceased Member shall receive a retirement income equal to fifty percent (50%) of the retirement income to which the Member would have been entitled pursuant to Section 4.02, taking into account only Credited Past Service, had he retired on the first day of the month next following his death. Such retirement income shall be paid monthly to the Spouse commencing on the first day of the month next following the Member’s date of death and continuing thereafter during such Spouse’s remaining lifetime. In the event that such Spouse dies prior to receiving the aggregate retirement income payments at least equal to the benefit described in paragraph 6.01(a)(i), any such shortfall shall be paid in the form of a lump sum payment to the Spouse’s estate.

(b)

Subject to Applicable Pension Laws, if an amount is payable to the Member’s Spouse, the Spouse may elect to receive such benefit, in lieu of the lump sum amount, as an immediate annuity or as a deferred annuity commencing not later than December 1st of the calendar year in which the Spouse attains age seventy-one (71) (or such other date permitted under Revenue Rules) or if later, within one year of the Member’s date of death. If the Spouse does not make an election within the period prescribed by Applicable Pension Laws, the Spouse shall be deemed to have elected an immediate retirement income.

Mondelez Canada Inc. Mondelez Canada Inc. Retirement Plan for Canadian Salaried Employees Effective September 29, 2012	Appendix D – Manitoba Page 107

6.04	Commutation of Death Benefits

(a)	A Spouse who is entitled to a lump sum amount pursuant to Section 6.01, may elect in the manner and form prescribed by the Company, to have this amount:

(i)	paid into another registered pension plan, if this other plan so permits;

(ii)	paid into a locked-in registered retirement savings plan of the Spouse;

(iii)	transferred to an insurance company licensed to carry out an annuity business in Canada commencing not later than December 1st of the calendar year during which the Spouse attains age seventy-one (71) (or such other age permitted under Revenue Rules), or, if later, within one (1) year of the Member’s date of death, in a form acceptable under Revenue Rules; or

(iv)	paid into such other registered vehicle as may be approved under Applicable Pension Laws and Revenue Rules.

(b)	The amount of retirement income payable to a Member’s Beneficiary under a guarantee option may, if so requested by the Beneficiary, be paid in a lump sum Actuarially Equivalent to the remaining retirement income payments under the guarantee option.

(c)	The amount of any retirement income payable to a Member’s estate under a guarantee option, shall be paid in a lump sum Actuarially Equivalent amount to the remaining retirement income payments under the guarantee option.

Mondelez Canada Inc. Mondelez Canada Inc. Retirement Plan for Canadian Salaried Employees Effective September 29, 2012	Appendix E – New Brunswick Page 108

Appendix E – Provincial Provisions – New Brunswick

Notwithstanding any other provision of the Plan, the provisions of this Appendix E shall apply to a Member who is a New Brunswick.

“New Brunswick Employee” means an Employee who reports to work at an establishment of the Company in the Province of New Brunswick. If the Employee is not required to report to work at an establishment of the Company or is required to report to more than one (1) establishment of the Company in different provinces, “New Brunswick Employee” means an Employee who is paid from an establishment of the Company, such establishment being situated in the Province of New Brunswick

PART 1 – GENERAL PROVISIONS

Article 2 – Construction, Interpretation and Definitions

2.71	“Spouse” means subject to the requirements of the Applicable Pension Laws, the person who, at the earlier of a Member’s Pension Commencement Date and the date of the Member’s death, meets one (1) of the following eligibility requirements:

(a)	the person who is married to the Member; or

(b)	the person who is married to the Member by a marriage that is voidable and has not been voided by a declaration of nullity; or

(c)	the person who has going through a form of marriage with the Member, in good faith, that is void, and has cohabited with the Member within the preceding year; or

(d)	the person who is not married to the Member, provided that the person is cohabiting with the Member and they have cohabited:

(i)	continuously for a period of three (3) years or more in a conjugal relationship in which one (1) person has been substantially dependent upon the other for support; or

Mondelez Canada Inc. Mondelez Canada Inc. Retirement Plan for Canadian Salaried Employees Effective September 29, 2012	Appendix E – New Brunswick Page 109

(ii)	in a relationship of some permanence where there is a child born of whom they are the natural parents;

and they have cohabited within the preceding year.

Article 10 – General Provisions

10.06	Commutation of Benefits

(a)	Retirement income payable under Part 3 or the value of the DC Account under Part 2 may be commuted and paid in a lump sum at the discretion of the Member if the lump sum Actuarial Equivalent of the retirement income under Part 3 or the value of the Accounts under Part 2, as applicable, increased by 6% per year that the Member’s age on December 31st of the year of the Date of Determination is less than 65, is less than 40% of the YMPE as at the Date of Determination.

(b)	Retirement income required to be paid under Part 3 or the DC Account required to be paid under Part 2 to a Member who has terminated employment, who is neither a Canadian citizen nor a resident of Canada for purposes of Revenue Rules, and whose Spouse, if applicable, is neither a Canadian citizen nor a resident of Canada for purposes of Revenue Rules, may be commuted and paid in a lump sum at the Member’s discretion.

The amount of any such form of benefit settlement shall be the Actuarial Equivalent of the benefit remaining to be paid. Such commutation is subject to the Member’s Spouse providing the required waiver in accordance with Applicable Pension Laws.

(c)	The Administrator may, at its sole discretion, require a Member who is entitled to an amount of deferred retirement income under Part 3 to transfer, in lieu of any other benefit under the Plan, the lump sum Actuarial Equivalent of such deferred retirement income, if the lump sum Actuarial Equivalent of the benefit under Part 3 and the value of the Accounts under Part 2 is less than 10% of the YMPE in the year of termination.

Mondelez Canada Inc. Mondelez Canada Inc. Retirement Plan for Canadian Salaried Employees Effective September 29, 2012	Appendix E – New Brunswick Page 110

PART 3 – DEFINED BENEFIT PROVISIONS

6.01	Death Benefits Prior to Retirement Date

(a)	If the death of a DB Member occurs prior to his Retirement Date, there shall be paid to the Member’s Beneficiary or Spouse, as applicable, a benefit as set out in (i) or (ii) below:

(i)	If the DB Member dies prior to his Retirement Date and if no benefit is payable under paragraph 6.01(a)(ii) below, the Member’s Beneficiary shall receive an amount equal to the Actuarial Equivalent of the amount that would be payable pursuant to Section 7.01 if the Member had terminated employment on his date of death.

(ii)	If a DB Member dies after his attainment of age fifty-five (55) and prior to his Retirement Date, and provided that the Member was a Survivor Benefit Contributor, the Spouse of such deceased Member shall receive a retirement income equal to fifty percent (50%) of the retirement income to which the Member would have been entitled pursuant to Section 4.02, taking into account only Credited Past Service, had he retired on the first day of the month next following his death. Such retirement income shall be paid monthly to the Spouse commencing on the first day of the month next following the Member’s date of death and continuing thereafter during such Spouse’s remaining lifetime. In the event that such Spouse dies prior to receiving the aggregate retirement income payments at least equal to the benefit described in paragraph 6.01(a)(i), any such shortfall shall be paid in the form of a lump sum payment to the Spouse’s estate.

(b)

Subject to Applicable Pension Laws, if an amount is payable to the Member’s Spouse, the Spouse may elect to receive such benefit, in lieu of the lump sum amount, as an immediate annuity or as a deferred annuity commencing not later than December 1st of the calendar year in which the Spouse attains age seventy-one (71) (or such other date permitted under Revenue Rules) or if later, within one year of the Member’s date of death. If the Spouse does not make an election within the period prescribed by Applicable Pension Laws, the Spouse shall be deemed to have elected an immediate retirement income.

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Appendix F – Provincial Provisions – Newfoundland

Notwithstanding any other provision of the Plan, the provisions of this Appendix F shall apply to a Member who is a Newfoundland Employee.

“Newfoundland Employee” means an Employee who reports to work at an establishment of the Company in the Province of Newfoundland. If the Employee is not required to report to work at an establishment of the Company or is required to report to more than one (1) establishment of the Company in different provinces, “Newfoundland Employee” means an Employee who is paid from an establishment of the Company , such establishment being situated in the Province of Newfoundland.

PART 1 – GENERAL PROVISIONS

Article 2 – Construction, Interpretation and Definitions

2.71	“Spouse” means subject to the requirements of the Applicable Pension Laws, the person who, at the earlier of a Member’s Pension Commencement Date and the date of the Member’s death, meets one (1) of the following eligibility requirements:

(a)	the person who is married to the Member; or

(b)	the person who is married to the Member by a marriage that is voidable and has not been voided by a declaration of nullity; or

(c)	the person who has gone through a form of marriage with the Member, in good faith, that is void, and has cohabited with the Member within the preceding year; or

(d)	in relation to a Member who has a Spouse, as described in paragraph (a), (b) or (c) above, means a person who is not the Spouse of the Member, who has cohabited continuously with the Member in a conjugal relationship for not less than three (3) years; or

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(e)	in relation to a Member who does not have a Spouse, as described in paragraph (a), (b) or (c) above, means a person who has cohabited continuously with the Member in a conjugal relationship for not less than one (1) year.

For the purposes of paragraphs (d) and (e), the person must be cohabiting with the Member or must have cohabited with the Member within the preceding year.

Article 10 – Payment of Retirement Benefits

10.06	Commutation of Benefits

(a)	Any benefit required to be paid under the Plan may be commuted and paid in a lump sum if:

(i)	the annual retirement income that would be payable to a Member at or after Normal Retirement Date is less than four percent (4%) of the YMPE as at the Date of Determination; or

(ii)	the lump sum Actuarial Equivalent of such retirement income is less than ten percent (10%) of the YMPE as at the Date of Determination.

This right may be exercised upon ceasing to accrue Continuous Service, at any other date as may be specified by Applicable Pension Laws and at any other date as may be authorized by the Company. The amount of any such form of benefit settlement shall be the Actuarial Equivalent of the benefit remaining to be paid.

(b)	Retirement income payable to a Member may be commuted and paid in a lump sum if a physician certifies in writing, that the Member suffers from a significant physical or mental disability which considerably reduces the Member’s life expectancy.

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PART 2 – DEFINED CONTRIBUTION PROVISIONS

Article 6 – Death Benefits

6.02	Payment of Death Benefits

(a)	If a DC Member dies, distribution of the Member’s DC Account payable other than in the form of a lump sum in accordance with Section 6.01 to the Member’s Spouse shall be made as:

(i)	paid into another registered pension plan, if this other plan so permits;

(ii)	paid into a locked-in registered retirement savings plan of the Spouse;

(iii)	transferred to an insurance company licensed to carry out an annuity business in Canada commencing not later than December 1st of the calendar year during which the Spouse attains age seventy-one (71) (or such other age permitted under Revenue Rules), or, if later, within one (1) year of the Member’s date of death, in a form acceptable under Revenue Rules; or

(iv)	paid into such other registered vehicle as may be approved under Applicable Pension Laws and Revenue Rules.

(b)	The value of the Member’s DC Account shall be determined as of the Valuation Date coincident with or immediately preceding the date of distribution.

(c)	Distribution of the Member’s DC Account on the death of a Member to the Member’s Beneficiary who is not a Spouse shall be made as a lump sum cash payment.

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PART 3 – DEFINED BENEFIT PROVISIONS

Article 6 – Death Benefits

6.01	Death Benefits Prior to Retirement Date

(a)	If the death of a Member who is accruing Continuous Service occurs prior to his Retirement Date, there shall be paid to the Member’s Spouse, or if the Member does not have a Spouse, the Member’s Beneficiary, the lump sum Actuarial Equivalent of the retirement income the Member would have been eligible to receive in accordance with Section 4.02 or Article 7, as applicable, in respect of Credited Service, or Plan amendments made, on or after January 1, 1987, had the Member retired or terminated employment on the date of death. The retirement income under this paragraph (a) shall be increased on the date of its commencement to reflect fifty percent (50%) of the change in the Consumer Price Index for Canada published by Statistics Canada from the date of termination of employment to the date that is ten (10) years prior to Normal Retirement Date. The annualized increase shall not be less than zero percent (0%) or greater than two percent (2%).

Subject to Applicable Pension Laws, if an amount is payable to the Member’s Spouse hereunder, the Spouse may elect to receive such benefit, in lieu of the lump sum amount, as an immediate annuity or as a deferred annuity on or before December 1st of the calendar year in which the Spouse attains age seventy-one (71) (or such other age permitted under Revenue Rules) or if later, within one (1) year of the Member’s date of death. If the Spouse does not make an election within ninety (90) days after the death of the Member, the Spouse shall be deemed to have elected an immediate retirement income.

(b)

Notwithstanding paragraph (a), if a DB Member dies after his attainment of age fifty-five (55) and prior to his Retirement Date, and provided that the Member was a Survivor Benefit Contributor, the Spouse of such deceased Member shall receive a retirement income equal to fifty percent (50%) of the retirement income to which the Member would have been entitled pursuant to Section 4.02, taking into account only Credited Past Service, had he retired on the first day of

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the month next following his death. Such retirement income shall be paid monthly to the Spouse commencing on the first day of the month next following the Member’s date of death and continuing thereafter during such Spouse’s remaining lifetime. In the event that such Spouse dies prior to receiving the aggregate retirement income payments at least equal to the benefit described in paragraph 6.01(a), any such shortfall shall be paid in the form of a lump sum payment to the Spouse’s estate.

6.04	Commutation of Death Benefits

(a)	A Spouse who is entitled to a lump sum amount pursuant to Section 6.01, may elect in the manner and form prescribed by the Company, to have this amount:

(i)	paid into another registered pension plan, if this other plan so permits;

(ii)	paid into a locked-in registered retirement savings plan of the Spouse;

(iii)	transferred to an insurance company licensed to carry out an annuity business in Canada commencing not later than December 1st of the calendar year during which the Spouse attains age seventy-one (71) (or such other age permitted under Revenue Rules), or, if later, within one (1) year of the Member’s date of death, in a form acceptable under Revenue Rules; or

(iv)	paid into such other registered vehicle as may be approved under Applicable Pension Laws and Revenue Rules.

(b)	The amount of retirement income payable to a Member’s Beneficiary under a guarantee option may, if so requested by the Beneficiary, be paid in a lump sum Actuarially Equivalent to the remaining retirement income payments under the guarantee option.

(c)	The amount of any retirement income payable to a Member’s estate under a guarantee option, shall be paid in a lump sum Actuarially Equivalent amount to the remaining retirement income payments under the guarantee option.

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Appendix G – Provincial Provisions – Nova Scotia

Notwithstanding any other provision of the Plan, the provisions of this Appendix G shall apply to a Member who is a Nova Scotia.

“Nova Scotia Employee” means an Employee who reports to work at an establishment of the Company in the Province of Nova Scotia. If the Employee is not required to report to work at an establishment of the Company or is required to report to more than one (1) establishment of the Company in different provinces, “Nova Scotia Employee” means an Employee who is paid from an establishment of the Company , such establishment being situated in the Province of Nova Scotia.

PART 1 – GENERAL PROVISIONS

Article 2 – Construction, Interpretation and Definitions

2.71	“Spouse” means subject to the requirements of the Applicable Pension Laws, the person who, at the earlier of the commencement of the Member’s pension and the date of the Member’s death, meets one (1) of the following eligibility requirements:

(a)	the person who is married to the Member; or

(b)	the person who is married to the Member by a marriage that is voidable and has not been annulled by a declaration of nullity; or

(c)	the person who has gone through a form of marriage with the Member, in good faith, that is void, provided that the person is cohabiting with the Member in a conjugal relationship, or if they have ceased to cohabit, has cohabited with the Member in a conjugal relationship within the twelve (12) month period immediately preceding the relevant time; or

(d)	the person who has cohabited with the Member in a conjugal relationship for a period of at least two (2) years, neither of the Member and the person being a Spouse; or

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(e)	the person who is a party to a domestic partner declaration registered pursuant to the Vital Statistics Act provided that such declaration has not been terminated or otherwise invalidated pursuant to the Vital Statistics Act;

provided the person is not living separate and apart from the Member at that time.

Article 10 – General Provisions

10.06	Commutation of Benefits

(a)	The retirement income under Part 3 and the value of the Member’s DC Account under Part 2 may be commuted and paid in a lump sum if:

(i)	the annual retirement income under Part 3 or the value of the Member’s DC Account under Part 2 at Normal Retirement Date is less than four percent (4%) of the YMPE as at the Date of Determination; or

(ii)	the lump sum Actuarial Equivalent of such retirement income under Part 3 or the value of the Member’s DC Account under Part 2 is less than ten percent (10%) of the YMPE as at the Date of Determination.

The amount of any such form of benefit settlement shall be the Actuarial Equivalent of the benefit remaining to be paid.

(b)	Retirement income payable to a Member may be commuted and paid in a lump sum if the Member has a mental or physical disability that is likely to shorten considerably the life expectancy of the Member.

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Appendix H – Provincial Provisions – Quebec

Notwithstanding any other provision of the Plan, the provisions of this Appendix H shall apply to a Member who is a Quebec Employee.

“Quebec Employee” means an Employee who reports to work at an establishment of the Company in the Province of Quebec. If the Employee is not required to report to work at an establishment of the Company or is required to report to more than one (1) establishment of the Company in different provinces, “Quebec Employee” means an Employee who is paid from an establishment of the Company, such establishment being situated in the Province of Quebec.

PART 1 – GENERAL PROVISIONS

Article 2 – Construction, Interpretation and Definitions

2.71

(a)       “Spouse” means, subject to paragraphs (c) and (e), in relation to a Member, the person, whether the person is of the opposite sex or the same sex, who, at the earlier of the commencement of the Member’s pension and the date of the Member’s death, meets one (1) of the following eligibility requirements:

(i)	the person who is married to or in a civil union with the Member; or

(ii)	where the Member is neither married nor in a civil union, the person who lives together with the Member in a conjugal relationship:

(A)	continuously for a period of three (3) years or more; or

(B)	continuously for a period of one (1) year or more if:

(1)	at least one child is born, or to be born, of their union;

(2)	they have adopted, jointly, at least one (1) child while living together in a conjugal relationship; or

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(3)	one (1) of them has adopted at least one (1) child who is the child of the other, while living together in a conjugal relationship;

provided that not more than one (1) person shall be a Spouse hereunder. In the event of more than one (1) person having claims to be such, the determination of the Company as to which person shall be the Spouse, on the basis of evidence available to it which it considers sufficient for the purposes of such determination, shall be final.

For the purposes of subparagraph (ii), the birth or adoption of a child during a marriage, a civil union or a period of conjugal relationship prior to the period of conjugal relationship existing on the day as of which spousal status is established may qualify a person as a Spouse.

(b)	For the purposes of paragraphs (c), (e) and (f), “Separation” means, in relation to a Member and his Spouse:

(i)	divorce, annulment or legal separation from bed and board, if the Spouse is married to the Member;

(ii)	dissolution or annulment of their civil union; or

(iii)	cessation of conjugal relationship if the Spouse satisfies the eligibility requirement set out in subparagraph (a)(ii).

(c)	If Separation occurs, pursuant to subparagraph (b)(i), prior to the date the first (1st) pension installment is due to the Member, the person who is married to or in a civil union with the Member shall cease to be the Member’s Spouse for the purposes of Sections 5.01 and 5.02 of Part 3 or Section 5.03 of Part 2, except where the Member notified the Company in writing to have such person entitled to the contingent retirement income despite such Separation.

(d)	In circumstances where:

(i)	a Member is married;

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(ii)	the Member’s lawfully wedded Spouse is no longer his Spouse for the purposes of Sections 5.01 and 5.02 of Part 3 or Section 5.03 of Part 2 in accordance with paragraph (c); and

(iii)	another person would qualify as the Member’s Spouse in accordance with paragraph (a) had the Member not been married;

such other person may, at the Member’s discretion, be deemed to be the Member’s Spouse for the purposes of Sections 5.01 and 5.02 of Part 3 or Section 5.03 of Part 2.

(e)	In Separation occurs prior to the date of the Member’s death, the person who is the Member’s Spouse in accordance with paragraph (a) shall cease to be the Member’s Spouse for the purposes of Sections 6.01 and 6.02 of Part 3 or Sections 6.01 of Part 2. However, for the purposes of Section 6.03 of Part 3, determination of the Spouse shall be made in accordance with paragraphs (a), (c) and (e), unless the Spouse has waived the right to a retirement income, in accordance with Applicable Pension Laws.

(f)	If, after the commencement of the Member’s retirement income, Separation occurs or the Spouse ceases to be married to or in a civil union with the Member, the person who was the Spouse of the Member on the commencement of the Member’s retirement income shall cease to be the Member’s Spouse for the purposes of any contingent retirement income payable under the form of payment elected by the Member in accordance with Article 5 of Part 3, except where the Member notified the Company in writing to have such person entitled to the contingent retirement income despite such Separation or termination of marriage or civil union.

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Article 10 – General Provisions

10.06	Commutation of Benefits

(a)	(i)	Benefits required to be paid under the Plan to a Member who has ceased to accrue Continuous Service may be commuted and paid in a lump sum, at the discretion of the Member, if the payment of the Member’s retirement income under Part 3 has not commenced and if the lump sum Actuarial Equivalent of the benefits or the value of the Member’s DC Account is less than twenty percent (20%) of the YMPE as at the Date of Determination. This right may be exercised upon ceasing to accrue Continuous Service, at any other date as may be specified by Applicable Pension Laws and at any other date as may be authorized by the Company.

(ii)	Where the requirements set out in subparagraph (i) are met, the Member’s benefits may be commuted and paid in a lump sum, at the discretion of the Company, subject to the notification requirements of Applicable Pension Laws.

(iii)	The amount of the benefit settlement under subparagraph (i) or (ii) shall be the Actuarial Equivalent of the benefits remaining to be paid or the value of the Member’s DC Account.

(b)	A Member who has ceased to accrue Continuous Service and who has not been residing in Canada for at least two (2) years may elect to receive the payment of his benefits in the form of a lump sum. The amount of the benefit settlement under this paragraph shall be the Actuarial Equivalent of the benefits remaining to be paid or the value or the Member’s DC Account.

(c)	A Member or Spouse of a Member who is entitled to a deferred retirement income under Part 3 of the Plan or entitled to the value of a DC Account under Part 2 of the Plan, who has attained age fifty-five (55) but whose age is less than sixty-five (65) and who files a duly signed form prescribed by Applicable Pension Laws with the Company, may receive, in each calendar year, a lump sum payment equal to the lesser of (i) and (ii), where:

(i)	is the lump sum Actuarial Equivalent of the deferred retirement income or the value of the DC account; and

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(ii)	is forty percent (40%) of the YMPE, minus the annual amount of any temporary retirement income received from a registered pension plan, under a life annuity contract or under a life income fund during that calendar year.

(d)	A Member or Spouse who is entitled to a deferred retirement income under Part 3 of the Plan or to the value of a DC Account under Part 2 of the Plan and who elects to receive a temporary monthly income under a life income fund in accordance with Applicable Pension Laws prior to the calendar year in which such person attains age fifty-five (55), may, for the purposes of replacing such deferred retirement income by a temporary income, apply for the transfer from the Plan to the life income fund, in each calendar year prior to the calendar year in which this person attains age fifty-five (55), of an amount equal to the lesser of (i) and (ii), where:

(i)	is the lump sum Actuarial Equivalent of the deferred retirement income or the value of the DC Account; and

(ii)	is the additional amount required for the balance of the life income fund to allow, until the end of the calendar year, the payment of the maximum temporary monthly income under a life income fund as permitted by Applicable Pension Laws.

(e)	Any lump sum refund paid from the Plan may, subject to Revenue Rules, be transferred to an RRSP.

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PART 3 – DEFINED BENEFIT PROVISIONS

Article 4 – Amount of Retirement Income

4.04	Postponed Retirement

(a)	A DB Member who accrues Continuous Service after his Normal Retirement Date shall receive an annual retirement income commencing from the Member’s Postponed Retirement Date that is the sum of:

(i)	the Plan Benefit determined using the Member’s Normal Retirement Date as the Date of Determination; and

(ii)	the amount of retirement income that is the Actuarial Equivalent of the retirement income under subparagraph (i) above that would have been paid since Normal Retirement Date, with interest thereon.

(b)	Notwithstanding paragraph (a) above, a Member who continues in the employ of the Company beyond Normal Retirement Date may elect to receive payment of all or a portion of such Member’s retirement income equal to the Plan Benefit determined using the Member’s Normal Retirement Date as the Date of Determination, but only to the extent necessary to compensate for a reduction in salaries or wages, as defined in Applicable Pension Laws, incurred on or after Normal Retirement Date.

(c)	No Member may exercise the right specified in paragraph (b) more than once per twelve (12) month period, except pursuant to an agreement with the Company.

(d)	If a Member elects to receive the payment of all or a portion of his retirement income prior to Postponed Retirement Date, the retirement income commencing on the Postponed Retirement Date shall be equal to the retirement income under paragraph (a) less the Actuarial Equivalent of the retirement income received prior to Postponed Retirement Date, with interest thereon.

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4.08	Phased Retirement

(a)	A Member who has attained age 55 and whose working time is reduced, in accordance with a phased retirement agreement with the Company, may receive, on request, for each calendar year covered by the agreement with the Company, a lump sum payment which shall not exceed the lesser of:

(i)	seventy percent (70%) of the reduction in the Member’s remuneration resulting from the reduction in his working time during that year;

(ii)	forty percent (40%) of the YMPE for that year; and

(iii)	the lump sum Actuarial Equivalent of the benefits that the Member would have been eligible to receive in accordance with Section 7.01, had the Member terminated employment on the date the lump sum payment is made and assuming payment of any retirement income entitlement commencing on the Member’s Normal Retirement Date.

(b)	A Member may not receive, in the same calendar year, the benefit provided for in this Section and a retirement income payable under paragraph 4.03(b).

(c)	In the event that a Member elects to receive a payment in accordance with paragraph (a):

(i)	subject to the other provisions of the Plan, the accrual of Credited Service shall continue;

(ii)	a reducing retirement income payable in accordance with Article 5, commencing at Normal Retirement Date is determined as at the date the payment under paragraph (a) is made; and

(iii)	any benefit subsequently payable under the other provisions of the Plan shall be reduced by the Actuarial Equivalent of the reducing retirement income specified in subparagraph (ii).

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Article 5 – Payment of Retirement Benefits

5.03	Election of Optional Form

In addition to the options provided under Section 5.03 of the Plan text, a Quebec Member has the following additional options.

(a)	Other Options

(i)	One Hundred and Twenty (120)-Month Guarantee Option

(A)	A Member may, subject to the conditions and actuarial adjustment specified in Section 5.03, elect to receive the retirement income payable under Article 4 or 7 in the form of an annuity payable in equal monthly instalments for the life of the Member with the last payment due on the first (1st) day of the month in which the death of the Member occurs and with a guarantee that if the Member dies before one hundred and twenty (120) payments are made, the remaining payments shall continue to be paid to the Member’s Beneficiary.

(B)	A Member who, at the date the first (1st) instalment is due, has a Spouse who has not waived, in prescribed form, the right to a contingent retirement income, may elect to receive the retirement income payable under Article 4 or 7, in the form of an annuity payable as follows:

(1)	equal monthly instalments are paid for the life of the Member, until the last instalment due on the first (1st) day of the month in which the death of the Member occurs;

(2)

if the Member dies before one hundred and twenty (120) monthly instalments are made and the Spouse is still alive, sixty percent (60%) of the instalments continue to be paid to the Spouse and forty percent (40%) of the instalments continue to be paid to the Member’s Beneficiary

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commencing on the first (1st) day of the month following the month in which the death of the Member occurs and ending on the earlier of:

(I)	the first (1st) day of the month in which the death of the Member’s Spouse occurs; and

(II)	the first (1st) day of the month in which a total of one hundred and twenty (120) monthly instalments are paid to the Member and the Spouse;

and, if the date under (I) occurs prior to the date under (II), the instalments continue to be paid to the Member’s Beneficiary commencing on the first (1st) day of the month following the month in which the death of the Spouse occurs and ending on the first (1st) day of the month in which a total of one hundred and twenty (120) monthly instalments are paid to the Member, the Spouse and the Spouse’s estate;

(3)	if the Member dies before one hundred and twenty (120) monthly instalments are made and the Spouse has predeceased the Member, the instalments continue to be paid to the Member’s Beneficiary, commencing on the first (1st) day of the month following the month in which the death of the Member occurs and ending on the first (1st) day of the month in which a total of one hundred and twenty (120) monthly instalments are paid to the Member and the Beneficiary; and

(4)	after the Member’s death and provided the Spouse is still alive, monthly instalments equal to sixty percent (60%) of the retirement income that was payable to the Member continue to be paid to the Spouse commencing on the later of:

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(I)	the first (1st) day of the month following the month in which the death of the Member occurs; and

(II)	the first (1st) day of the month that is one hundred and twenty (120) months later than the date the first (1st) instalment was paid to the Member.

The benefit payable under this paragraph shall be the Actuarial Equivalent of the benefit payable under Section 5.01.

(ii)	Temporary Pension Option

(A)	A Member who elects to receive his retirement income payable under Article 4 or 7 prior to his Normal Retirement Date and who files a duly signed form prescribed by Applicable Pension Laws with the Company prior to the payment of the first (1st) instalment of the benefit, may elect to receive his retirement income in the form of a life annuity plus a temporary annuity ceasing in the month preceding the Member’s Normal Retirement Date, both payable in equal monthly instalments. The annual amount of the temporary annuity shall be fixed by the Member before payment begins, but shall not exceed the lesser of (1) and (2), where:

(1)	is forty percent (40%) of the YMPE in the year of payment commencement; and

(2)	is the maximum annual amount of temporary retirement income permitted by Revenue Rules.

(B)

If the Member elects the temporary pension option described in this paragraph, any benefits payable to the Member’s Beneficiary or Spouse after the Member’s death shall be determined in accordance with such other form of payment elected by the

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Member in accordance with Article 5, any guarantee or continuance being applied to the annuity payment pattern resulting from the temporary pension option.

(C)	The value of the benefits payable under the temporary pension option shall be the Actuarial Equivalent of the benefit which would have been otherwise payable had the Member not elected the temporary pension option.

(D)	A Spouse who becomes entitled to the payment of a retirement income under the Plan may elect the temporary pension option described in the foregoing provisions of this Section, adapted as required.

In lieu of any other form of retirement income specified in this Article, a Member may elect any other optional form that Applicable Pension Laws require to be made available, or as may be approved and made available by the Company from time to time, subject to Applicable Pension Laws and Revenue Rules.

5.04	Redetermination of Form of Retirement Income

(a)	If a Member receives retirement income under a form that provides for the continuance of the Member’s retirement income to the Spouse after the Member’s death and if, after the commencement of the Member’s retirement income, the Member’s Spouse ceases to be entitled to the contingent retirement income by virtue of paragraph 2.71(f) of Part 1, the Member is entitled, on request to the Company, to a redetermination of the retirement income. The redetermined retirement income shall be in the same amount and have the same characteristics as the retirement income that would be payable to the Member at the date of redetermination had the Member not had a Spouse on the date the payment of the retirement income began.

(b)

Unless the Company has received the notice provided for in paragraph 2.71(f) of Part 1, the Company shall redetermine the Member’s retirement income in accordance with paragraph (a) if the benefits accrued to the Member under the

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Plan are partitioned, pursuant to Section 6.02 of Part 1, subsequent to the commencement of the Member’s retirement income.

(c)	If the Member requests a redetermination in accordance with paragraph (a) and the effective date of the judgment granting the separation from bed and board, the divorce or the annulment of the marriage, or the date of the cessation of the conjugal relationship, is prior to January 1, 2001, the redetermination shall be effective as of the date of the Member’s request.

CERTIFICATE OF THE SECRETARY OF

KRAFT CANADA INC. (the “Corporation”)

KRAFT CANADA INC.

RETIREMENT PLAN FOR CANADIAN SALARIED EMPLOYEES (the “Plan”)

WHEREAS:

1.	The Corporation is the sponsor and administrator of the Plan.

2.	Pursuant to Article 20 of the Plan, the Corporation reserves the right to amend the Plan.

3.	The Corporation wishes to close membership under the defined benefit component of the Plan and the optional pension plan provisions of the Plan for all employees hired after December 31, 2010 and to add a defined contribution component to the Plan for all eligible employees hired after December 31, 2010.

4.	The Corporation wishes to amend and restate the Plan to incorporate these changes, to consolidate all prior amendments and to clarify certain other provisions of the Plan.

NOW THEREFORE BE IT RESOLVED THE FOLLOWING:

Effective January 1, 2011, the Plan is amended and restated to incorporate these changes in the form attached hereto as Schedule “A”.

THE UNDERSIGNED, being the Secretary of the Corporation, hereby certifies that the foregoing is a true and correct copy of a resolution duly passed by the Board of Directors of the Corporation on the          day of                     , 2012 that the said resolutions remain unamended and in full force and effect as of the date hereof and that this amendment is incorporated in the Plan provisions.

Dated this          day of                     , 2012.

Rosanne Angotti

Secretary

Kraft Canada Inc.

CERTIFICATE OF

KRAFT CANADA INC. (the “Corporation”)

KRAFT CANADA INC. RETIREMENT PLAN FOR

CANADIAN SALARIED EMPLOYEES (the “Plan”)

WHEREAS:

1.	The Corporation is the sponsor and administrator of the Plan immediately prior to the Effective Time (defined below).

2.	The term “Effective Time” is defined in the Canadian Asset Transfer Agreement (the “Agreement”) between Mondelēz Canada Inc. (“Mondelēz”) and the Corporation dated September 29, 2012.

3.	Effective from and as of the Effective Time on September 29, 2012, the Corporation sold its snack business to Mondelēz and the active employees engaged in the Corporation’s snack business (the “Transferred Employees”) became employed by Mondelēz.

4.	Pursuant to the Agreement, effective from and as of the Effective Time on September 29, 2012, the Transferring Employees ceased participation in the Plan and commenced participation in the Mondelēz Canada Inc. Retirement Plan for Canadian Salaried Employees (the “Mondelēz Plan”), a new pension plan established by Mondelēz that provides substantially identical provisions as the Plan for service on and after September 29, 2012.

5.	As part the Agreement, the parties agreed to transfer Plan assets and liabilities in respect of the pension benefits accrued under the Plan up to September 29, 2012 in respect of the Transferred Employees from the Plan to the Mondelēz Plan. Subject to the receipt of the pension asset transfer, Mondelēz has agreed to assume all responsibility for the pension benefits accrued under the Plan up to September 29, 2012 in respect of the Transferred Employees.

6.

The board of directors of the Corporation delegated authority (the “Delegated Authority”) to any officer of the Corporation to execute and deliver all documents, agreements and instruments, and to perform such actions or things as may be necessary or desirable to give effect to the cessation of participation of the Transferred Employees in the Plan and the transfer assets and liabilities in respect of Transferred Employees to the Mondelēz Plan.

NOW THEREFORE BE IT RESOLVED THE FOLLOWING:

1.	Effective as of the Effective Time on September 29, 2012, the Transferred Employees shall cease accruing benefits under the terms of the Plan.

2.	Towers Watson Canada Inc. is directed to prepare an asset transfer actuarial report to determine the amount of assets and liabilities to be transferred from the Plan to the Mondelēz Plan. This asset transfer actuarial report shall be prepared in accordance with the sale agreement.

3.	Subject to the necessary approval of the regulatory authorities, all assets and liabilities for the benefits accrued by the Transferred Employees under the Plan to September 29, 2012 are to be transferred to the Mondelēz Plan. Upon such transfer, the Plan shall have no further obligations in respect of pension benefits accrued by the Transferred Employees.

4.	Effective September 29, 2012, Section 1.06 shall be added to Article 1 of Part 1:

1.06	Effective September 29, 2012, the Company sold its snack business to Mondelēz Canada Inc. (“Mondelēz”). As part of the asset purchase agreement:

(a)	Active Employees who were engaged in the snack business and who participated in the Plan (the “Transferred Employees”) transferred to employment with Mondelēz effective September 29, 2012.

(b)	Each Transferred Employee shall cease accruing benefits under the Plan effective September 28, 2012.

(c)	Each Transferred Employee shall commence participating in a new registered pension plan to be established by Mondelēz that provides substantially identical provisions as the Plan for service on and after September 29, 2012.

(d)	The Plan assets and liabilities in respect of the pension benefits accrued under the Plan up to September 29, 2012 in respect of the Transferred Employees shall be transferred from the Plan to the Mondelēz Plan.

(e)	Subject to the receipt of the pension asset transfer, Mondelēz has agreed to assume all responsibility for the pension benefits accrued under the Plan up to September 29, 2012 in respect of the Transferred Employees.

(f)	Upon the transfer of the pension assets from the Plan to the pension fund established for the new registered pension plan to be established by Mondelēz, no obligation shall remain in the Plan in respect of benefits accrued by the Transferred Employees.

PURSUANT TO THE DELEGATED AUTHORITY, the undersigned hereby certifies that the foregoing is an authorized action of the Corporation.

Dated this          day of                     , 2012.

Rosanne Angotti

Secretary

Kraft Canada Inc.